                                                                    EXHIBIT 10.3

                             INTERCOMPANY AGREEMENT




                                     between




                                 CBS CORPORATION



                                       and




                        INFINITY BROADCASTING CORPORATION






                         Dated as of December [ ], 1998
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                                TABLE OF CONTENTS

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ARTICLE I

                                   Definitions

SECTION 1.01.  Definitions..........................................................................     2
SECTION 1.02.  Other Definitional Provisions........................................................    13


                                   ARTICLE II

               Payment of Transaction Costs.........................................................    13


                                   ARTICLE III

                             Services and Operations

SECTION 3.01.  Services.............................................................................    14
SECTION 3.02.  Expansion, Reduction or Termination of Services......................................    15
SECTION 3.03.  Payment of Expenses..................................................................    15
SECTION 3.04.  Employees............................................................................    17
SECTION 3.05.  Real Property; Leases; Operating Assets..............................................    20
SECTION 3.06.  Insurance............................................................................    23
SECTION 3.07.  Operations...........................................................................    24
SECTION 3.08.  Further Assurances; No Agency........................................................    25
SECTION 3.09.  Limitation of Liability..............................................................    25
SECTION 3.10.  Competition..........................................................................    26


                                   ARTICLE IV

               Use of Proceeds of Initial Public Offering...........................................    26


                                    ARTICLE V

                               Registration Rights

SECTION 5.01.  Demand Registration..................................................................    27
SECTION 5.02.  Piggyback Registration...............................................................    29
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                                                                              ii


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SECTION 5.03.  Hold Back Agreement..................................................................    31
SECTION 5.04.  Registration Procedures..............................................................    31
SECTION 5.05.  Registration Expenses................................................................    36
SECTION 5.06.  Underwriting Requirements............................................................    36
SECTION 5.07.  Transfer of Registration Rights......................................................    37


                                   ARTICLE VI

               Trademark Agreements.................................................................    37


                                   ARTICLE VII

                                   Information

SECTION 7.01.  Provision of Corporate Records.......................................................    37
SECTION 7.02.  Access to Information................................................................    38
SECTION 7.03.  Reimbursement; Other Matters.........................................................    38
SECTION 7.04.  Confidentiality......................................................................    38
SECTION 7.05.  Destruction of Records...............................................................    39


                                  ARTICLE VIII

               Assumption and Satisfaction of Liabilities...........................................    40


                                   ARTICLE IX

                                 Indemnification

SECTION 9.01.  General Cross Indemnification........................................................    40
SECTION 9.02.  Registration Statement Indemnification...............................................    41
SECTION 9.03.  Limitations on Indemnification Obligations...........................................    43
SECTION 9.04.  Procedures for Indemnification.......................................................    43
SECTION 9.05.  Indemnification Payments.............................................................    45
SECTION 9.06.  Other Adjustments....................................................................    45
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                                                                             iii


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                                    ARTICLE X

                               Tax Indemnification

SECTION 10.01.  Intercompany Transfers of Property and Services.....................................    46
SECTION 10.02.  Special Procedures Regarding Tax Claims.............................................    46
SECTION 10.03.  Tax-Free Spin-Off...................................................................    47


                                   ARTICLE XI

                                Term of Agreement

SECTION 11.01.  Termination.........................................................................    47
SECTION 11.02.  Effect of Termination...............................................................    48
SECTION 11.03.  Survival of Termination.............................................................    49


                                   ARTICLE XII

                                  Miscellaneous

SECTION 12.01.  Complete Agreement; Construction....................................................    49
SECTION 12.02.  Ancillary Agreements................................................................    49
SECTION 12.03.  Counterparts........................................................................    50
SECTION 12.04.  Notices.............................................................................    50
SECTION 12.05.  Waivers.............................................................................    50
SECTION 12.06.  Amendments..........................................................................    50
SECTION 12.07.  Assignment..........................................................................    51
SECTION 12.08.  Successors and Assigns..............................................................    51
SECTION 12.09.  Subsidiaries........................................................................    51
SECTION 12.10.  Third Party Beneficiaries...........................................................    51
SECTION 12.11.  Attorney Fees.......................................................................    51
SECTION 12.12.  Title and Headings..................................................................    52
SECTION 12.13.  Schedules and Exhibits..............................................................    52
SECTION 12.14.  Specific Performance................................................................    52
SECTION 12.15.  GOVERNING LAW.......................................................................    52
SECTION 12.16.  Consent to Jurisdiction.............................................................    52
SECTION 12.17.  Severability........................................................................    53
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                                                                              iv


                             SCHEDULES AND EXHIBITS


Schedule 1.01(a)           CBS Employees
Schedule 1.01(b)           IBC Business
Schedule 1.01(c)           Transferring Employees
Schedule 1.01(d)           Leased Properties
Schedule 1.01(e)           Owned Properties
Schedule 3.01(a)(i)        Services to be Provided by CBS
                            Affiliated Group to IBC Affiliated
                            Group
Schedule 3.01(a)(ii)       Services to be Provided by IBC
                            Affiliated Group to CBS
                            Affiliated Group
Schedule 3.01(b)(i)        CBS Benefit Plans
Schedule 3.01(b)(ii)       IBC Benefit Plans
Schedule 3.04(g)(i)        CBS Executives
Schedule 3.04(g)(ii)       IBC Executives


Exhibit 6.1                Form of Trademark Agreement between CBS
                            Broadcasting and IBC
Exhibit 6.2                Form of Trademark Agreement between CBS
                            and IBC
Exhibit 6.3                Form of Trademark Agreement between CBS
                            Worldwide Inc. and CBS Broadcasting

                                    INTERCOMPANY AGREEMENT dated as of December
                           [ ], 1998, between CBS CORPORATION, a Pennsylvania corporation ("CBS"), and INFINITY BROADCASTING CORPORATION, a Delaware corporation (formerly Infinity Media Corporation) ("IBC").


                  WHEREAS CBS caused IBC to be formed in September 1998 as a direct wholly owned Subsidiary of CBS Broadcasting Inc., a New York corporation that is an indirect wholly owned Subsidiary of CBS ("CBS Broadcasting"), to hold the radio broadcasting and outdoor advertising business of CBS;

                  WHEREAS, pursuant to the reorganization of the radio broadcasting and outdoor advertising assets of CBS and its Subsidiaries prior to the consummation of the Initial Public Offering (as defined below), CBS and CBS Broadcasting owned [ ]% and [ ]%, respectively, and immediately following the consummation of the Initial Public Offering, CBS and CBS Broadcasting will own
[ ]% and [ ]%, respectively, of the issued and outstanding common stock of IBC;

                  WHEREAS the Board of Directors of CBS has determined that it is appropriate and desirable for IBC to issue shares of its Class A Common Stock, par value $0.01 per share, to the public in an initial public offering in the United States and a concurrent international offering (collectively, the "Initial Public Offering"); and

                  WHEREAS each of the parties hereto has determined that it is desirable to set forth herein certain agreements that will govern the relationship of the parties hereto following the Initial Public Offering, the terms of which have not resulted from arms length negotiations between the parties, and accordingly, such terms may be in some respects less favorable to IBC than those that it could obtain from unaffiliated third parties;

                  NOW, THEREFORE, in consideration of the mutual agreements, provisions and covenants contained in this Agreement, the parties hereby agree as follows:


                                    ARTICLE I

                                   Definitions

                  SECTION 1.01. Definitions. Whenever used in this Agreement, the following terms shall have the following meanings, and the definition of such terms are applicable to the singular as well as the plural forms of such terms and to the masculine as well as to the feminine and neutral genders of such terms:

                  "Action" shall mean any action, suit, arbitration, inquiry, proceeding or investigation by or before any court, any governmental or other regulatory or administrative agency, body or commission or any arbitration tribunal.

                  "Ancillary Agreement" shall mean any of the written agreements, instruments, understandings, assignments or other arrangements (other than this Agreement) entered into in connection with the transactions contemplated hereby, including the Tax Sharing Agreement, the Asset Restructuring Agreements and any CBS License.

                  "Asset Restructuring Agreements" shall mean (i) the Agreement and Plan of Merger dated as of December [ ], 1998, between CBS and Group W Broadcasting, Inc.; (ii) the Stock and Asset Transfer Agreement dated as of December [ ], 1998, between CBS and Westinghouse CBS Holding Company, Inc.;
(iii) the Stock and Asset Transfer Agreement dated as of December [ ], 1998, between Westinghouse CBS Holding Company, Inc. and CBS Broadcasting; (iv) the Stock and Asset Transfer Agreement dated as of December [ ], 1998, between CBS Broadcasting and IBC; and (v) the Stock Transfer Agreement dated as of December [ ], 1998, between CBS and IBC;

                  "Benefit Plans" shall have the meaning specified in Section 3.01.

                  "Business Day" shall mean any day, other than a Saturday or Sunday, which is not a day on which banking institutions in New York City are authorized or obligated by law or executive order to close.

                  "CBS" shall have the meaning specified in the introductory statement to this Agreement.

                  "CBS Affiliated Group" shall mean, collectively, CBS and all its direct and indirect Subsidiaries now or hereafter existing, other than the IBC Affiliated Group.

                  "CBS Benefit Plans" shall have the meaning specified in
Section 3.01.

                  "CBS Broadcasting" shall have the meaning specified in the preamble to this Agreement.

                  "CBS Business" shall mean the businesses of (i) any division, Subsidiary or investment of the CBS Affiliated Group managed or operated as of the date of this Agreement or any prior time by any member of the CBS Affiliated Group and (ii) entities acquired or established by or for the CBS Affiliated Group after the date of this Agreement, provided that the term "CBS Business" shall not include the IBC Business.

                  "CBS Controlled Group" shall mean, collectively, CBS and all Persons of which at least 80% of (i) the total combined voting power or (ii) the total value of the outstanding capital stock or other equity interests thereof is beneficially owned by CBS.

                  "CBS Credit Agreement" shall mean the $4.0 billion Credit Agreement among CBS, the lenders named therein, NationsBank, N.A. and The Toronto-Dominion Bank, as Syndication Agents, The Chase Manhattan Bank, as Documentation Agent, and Morgan Guaranty Trust Company of New York, as Administrative Agent, dated August 29, 1996, as amended by amendments thereto dated January 29, 1997, March 21, 1997, and March 3, 1998.

                  "CBS Employees" shall mean those employees described on Schedule 1.01(a).

                  "CBS Executives" shall have the meaning specified in Section 3.04(g)(i).

                  "CBS Expenses" shall mean (i) all costs accrued or incurred by CBS in respect of the CBS Services and CBS Benefits Plans, (ii) any expenses relating to fixed assets (including any costs for furniture and personal computers), (iii) any miscellaneous expenses (including insurance, travel and entertainment, advertising and licenses) accrued or incurred by CBS and related to the businesses of the parties hereto and (iv) any other corporate costs (other than any costs relating to the Federal regular income tax liability of CBS's consolidated group) incurred by CBS.

                  "CBS Guarantee Liabilities" shall mean any payments made by CBS pursuant to the performance of its guarantee of IBC's obligations under the CBS Credit Agreement.

                  "CBS Indemnitees" shall mean each member of the CBS Affiliated Group, each of their respective directors, officers, employees and agents and each of the heirs, executors, successors and assigns of any of the foregoing.

                  "CBS Indenture Liabilities" shall mean any liabilities incurred by IBC in the event that IBC is required to assume or guarantee the obligations of CBS and/or CBS Broadcasting under any of the CBS Indentures.

                  "CBS Indentures" shall mean the indentures pursuant to which the following bonds were issued: (i) with respect to CBS, 8 7/8% Notes Due 2001, 8 3/8% Notes Due 2002, 8 5/8% Debentures Due 2012, 6 7/8% Notes Due 2003, 7 7/8%
Debentures Due 2023, 8 7/8% Notes Due 2014 and 7.15% Senior Notes Due 2005; and
(ii) with respect to CBS Broadcasting, 7 5/8% Senior Notes Due 2002, 7 3/4% Senior Notes Due 1999, 7 1/8% Senior Notes Due 2023 and 8 7/8% Senior Debentures Due 2022.

                  "CBS Information" shall mean the information furnished to IBC by or on behalf of CBS specifically for inclusion in the Prospectus which forms a part of the Form S-1 in connection with the Initial Public Offering.

                  "CBS Liabilities" shall mean, collectively, (i) all the Liabilities of the CBS Affiliated Group under this Agreement and any of the Ancillary Agreements and (ii) all the Liabilities of the parties hereto or their respective Subsidiaries (whenever arising whether prior to, at or following the Closing Time) arising out of or in connection with or otherwise relating to the management or conduct before or after the Closing Time of the CBS Business, provided that the term "CBS Liabilities" shall not include the IBC Liabilities.

                  "CBS Note" shall mean the floating rate promissory note due September 18, 2003, in the aggregate principal amount of $2,500,000,000, that was issued to CBS on September 18, 1998, by Infinity Media Corporation, a Delaware corporation that is a wholly owned Subsidiary of IBC.

                  "CBS Operating Assets" shall mean assets (other than real and leasehold property) used in the radio or outdoor advertising businesses of CBS and its Subsidiaries prior to the effective date(s) of the Asset Restructuring Agreements that were not transferred to IBC by CBS and its Subsidiaries pursuant to the Asset Restructuring Agreements.

                  "CBS Parent" shall have the meaning specified in the Restated Certificate of Incorporation of IBC as in effect upon the consummation of the Initial Public Offering.

                  "CBS Party" shall have the meaning specified in the Restated Certificate of Incorporation of IBC as in effect upon the consummation of the Initial Public Offering.

                  "CBS Pension Liabilities" shall mean, with respect to any qualified pension plan of the CBS Affiliated Group (including the Westinghouse Pension Plan), any liabilities for pension funding, pension termination liabilities and other pension-related excise and other taxes of any member of the CBS Controlled Group (other than IBC or any of its Subsidiaries) that are incurred by IBC in the event that such liabilities are incurred, and not discharged, by such other member, provided that the term "CBS Pension Liabilities" shall not include any such liabilities incurred with respect to Transferring Employees who may continue to participate in any qualified pension plan of the CBS Affiliated Group after January 1, 1999.

                  "CBS Radio" shall mean CBS Radio, Inc. (formerly American Radio Systems Corporation), a Delaware corporation that is a direct wholly owned Subsidiary of IBC.

                  "CBS Radio Bonds" shall mean the notes and debentures issued by CBS Radio pursuant to the CBS Radio Indentures.

                  "CBS Radio Indentures" shall mean (i) the Indenture dated as of February 1, 1996, among CBS Radio and the subsidiary guarantor and the trustee named therein relating to the $175,000,000 9% Senior Subordinated Notes

Due 2006, as amended by supplemental indentures dated as of May 31, 1996, October 1, 1996, and April 28, 1998; (ii) the Indenture dated as of November 21, 1995, among CBS Radio and the subsidiary guarantor and the trustee named therein relating to the $150,000,000 9 3/4% Senior Subordinated Notes Due 2005, as amended by the supplemental indentures dated as of April 4, 1997, and April 28, 1998; and (iii) the Indenture dated as of January 30, 1997, between CBS Radio and the trustee named therein relating to the $200,000,000 11 3/8% Subordinated Exchange Debentures Due 2008. For purposes only of the definition of "CBS Radio Bonds", the term "CBS Radio Indentures" shall also include the Indenture dated as of June 25, 1996, among CBS Radio and the trustee named therein relating to the $125,000,000 7% Convertible Subordinated Debentures Due 2011.

                  "CBS Services" shall have the meaning specified in Section
3.01.

                  "Class A Common Stock" shall mean the Class A Common Stock, par value $0.01 per share, of IBC.

                  "Class B Common Stock" shall mean the Class B Common Stock, par value $0.01 per share, of IBC.

                  "Closing Time" shall mean 11:59 p.m., New York City time, on the Effective Date.

                  "Code" shall mean the Internal Revenue Code of 1986, as amended, and the United States Treasury regulations promulgated thereunder, including any successor legislation.

                  "Commission" shall mean the Securities and Exchange
Commission.

                  "Common Stock" shall mean, collectively, the Class A Common Stock and Class B Common Stock and any other class or series of common stock of IBC hereafter created.

                  "Delay Period" shall have the meaning specified in Section 5.01(d).

                  "Demand Notice" shall have the meaning specified in Section 5.01(a).

                  "Demand Registration" shall have the meaning specified in
Section 5.01(b).

                  "Effective Date" shall mean the date on which the Initial Public Offering is consummated.

                  "Effectiveness Period" shall have the meaning specified in
Section 5.01(d).

                  "ERISA" shall have the meaning specified in Section 3.04(f).

                  "ERISA Event" shall have the meaning specified in Section 3.04(f).

                  "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission promulgated thereunder.

                  "Form S-1" shall mean the Registration Statement of IBC on Form S-1 (No. 333-63727) relating to the registration of shares of Class A Common Stock under the Securities Act, as the same may be amended or supplemented from time to time.

                  "Hold Back Period" shall have the meaning specified in Section 5.03.

                  "Holder" shall mean CBS, CBS Broadcasting and any Transferee.

                  "IBC" shall have the meaning specified in the introductory statement to this Agreement.

                  "IBC Affiliated Group" shall mean, collectively, IBC and all its direct and indirect Subsidiaries now or hereafter existing.

                  "IBC Benefit Plans" shall have the meaning specified in
Section 3.01.

                  "IBC Business" shall mean the businesses of (i) those entities listed on Schedule 1.01(b), (ii) any other division, Subsidiary or enterprise of the IBC Affiliated Group managed or operated as of the date of this Agreement or any prior time by any member of the IBC Affiliated Group, and (iii) entities acquired or established by or for the IBC Affiliated Group after the date of this Agreement.

                  "IBC Executives" shall have the meaning specified in Section 3.04(g)(ii).

                  "IBC Expenses" shall mean (i) all costs accrued or incurred by IBC in respect of the IBC Services and IBC Benefit Plans, (ii) any expenses relating to fixed assets (including any costs for furniture and personal computers), (iii) any miscellaneous expenses (including insurance, travel and entertainment, advertising and licenses) accrued or incurred by IBC and related to the businesses of the parties hereto and (iv) any other corporate costs incurred by IBC.

                  "IBC Indemnitees" shall mean each member of the IBC Affiliated Group, each of their respective directors, officers, employees and agents and each of the heirs, executors, successors and assigns of any of the foregoing.

                  "IBC Liabilities" shall mean, collectively, (i) all the Liabilities of the IBC Affiliated Group under this Agreement, including its allocated portion of CBS Expenses and all the costs described in Article II, and any of the Ancillary Agreements, (ii) all the Liabilities of the parties hereto or their respective Subsidiaries (whenever arising whether prior to, at or following the Closing Time) arising out of or in connection with or otherwise relating to the management or conduct, before or after the Closing Time, of the IBC Business, (iii) all other Liabilities based upon, arising out of or in connection with or otherwise relating to the radio or outdoor advertising businesses conducted, directly or indirectly, by CBS and its current or former Subsidiaries at any time prior to the Effective Date or any other businesses conducted at any time prior to the Effective Date by the IBC Affiliated Group, and (iv) any Liabilities incurred by IBC (other than in respect of CBS Information) pursuant to the Underwriting Agreements.

                  "IBC Operating Assets" shall mean assets (other than real and leasehold property) used in the businesses of CBS and its Subsidiaries prior to the effective date(s) of the Asset Restructuring Agreements that were transferred to IBC by CBS and its Subsidiaries pursuant to the Asset Restructuring Agreements.

                  "IBC Services" shall have the meaning specified in Section
3.01.

                  "Indemnifiable Losses" shall mean any and all losses, liabilities, claims, damages, demands, costs or expenses (including attorneys' fees and other out-of-pocket expenses) whatsoever reasonably incurred in investigating, preparing for or defending against any Actions or potential Actions.

                  "Indemnifying Party" shall have the meaning specified in
Section 9.03.

                  "Indemnitee" shall have the meaning specified in Section 9.03.

                  "Infinity Media" shall mean Infinity Media Corporation, a Delaware corporation that is a wholly owned Subsidiary of IBC.

                  "Initial Public Offering" shall have the meaning specified in the preamble to this Agreement.

                  "Inspectors" shall have the meaning specified in Section 5.04(j).

                  "Insurance Proceeds" shall mean the monies (i) received by an insured from an insurance carrier or (ii) paid by an insurance carrier on behalf of an insured, in either case net of any applicable premium adjustment, retrospectively-rated premium, deductible, retention paid or held by or for the benefit of such insured.

                  "Interim Period" shall have the meaning specified in Section 3.04(h).

                  "Internal Revenue Service" shall mean the United States Internal Revenue Service.

                  "Interruption Period" shall have the meaning specified in
Section 5.04.

                  "Leased Properties" shall mean the properties described on
Schedule 1.01(d).

                  "Liabilities" shall mean any and all debts, liabilities and obligations (relating to performance or otherwise), absolute or contingent, matured or unmatured, liquidated or unliquidated, accrued or unaccrued, known or unknown, whenever arising, including those debts, liabilities and obligations arising under any law, rule, regulation, Action, threatened Action, order or consent decree of any court, any governmental or other regulatory or administrative agency or commission or any award of any arbitration tribunal, and those arising under any contract, guarantee, commitment or undertaking.

                  "Net Proceeds" shall have the meaning specified in Article IV.

                  "Notice Period" shall have the meaning specified in paragraph
(n)(i) of Article VI.

                  "Owned Properties" shall mean the properties described on
Schedule 1.01(e).

                  "Pass Through Basis" shall have the meaning specified in
Section 3.05(b).

                  "Person" shall mean any individual, corporation, partnership, joint venture, limited liability company, association or other business entity and any trust, unincorporated organization or government or any agency or political subdivision thereof.

                  "Piggyback Registration" shall have the meaning specified in
Section 5.02(a).

                  "Prospectus" shall mean the prospectus or prospectuses included in any Registration Statement (including a prospectus that discloses information previously omitted from a prospectus filed as part of an effective Registration Statement in reliance upon Rule 430A promulgated under the Securities Act), as amended or supplemented by any prospectus supplement and by all other amendments and supplements to such prospectus, including post-effective amendments, and all material incorporated by reference or deemed to be incorporated by reference in such prospectus or prospectuses.

                  "Recipient" shall have the meaning specified in Section
3.01(b).

                  "Records" shall have the meaning specified in Section 7.01(a).

                  "Registrable Securities" shall mean the Common Stock and any stock or other securities into which or for which such Common Stock may hereafter be changed, converted or exchanged and any other shares or securities issued to Holders of such Common Stock (or such shares or other securities into which or for which such shares are so changed, converted or exchanged) upon any reclassification, share combination, share subdivision, share dividend, share exchange, merger, consolidation or similar transaction. As to any particular Registrable Securities, such Registrable Securities shall cease to be Registrable Securities when (i) a registration statement with respect to the sale by the Holder thereof shall have been declared effective under the Securities Act and such securities shall have been disposed of in accordance with such registration statement, (ii) they shall have been distributed to the public in accordance with Rule 144 promulgated under the Securities Act, (iii) they shall have been otherwise transferred, new certificates for them not bearing a legend restricting further transfer shall have been delivered by IBC and subsequent disposition of them shall not require registration or qualification of them under the Securities Act or any state securities or blue sky law then in effect or (iv) they shall have ceased to be outstanding.

                  "Registration" shall mean registration under the Securities Act of an offering of Registrable Securities pursuant to a Demand Registration or a Piggyback Registration.

                  "Registration Expenses" shall mean any and all costs, fees and expenses incident to IBC's performance of or compliance with any registration of securities in connection with the Initial Public Offering or pursuant to Article V, including (i) the fees, disbursements and expenses of IBC's counsel and accountants and the reasonable fees and expenses of counsel, if any, selected by the Holders in accordance with this Agreement in connection with the registration of the securities to be disposed of; (ii) all expenses, including registration and filing fees, in connection with the preparation, printing and filing of the registration statement, any preliminary prospectus or final prospectus, any other offering document and amendments and supplements thereto, any other filing pursuant to the Securities Act or the Exchange Act in connection therewith and the mailing and delivering of copies thereof to any underwriters and dealers; (iii) the cost of printing or producing any agreements among underwriters, underwriting agreements and blue sky or legal investment memoranda, any selling agreements and any other documents in connection with the offering, sale or delivery of the securities to be disposed of; (iv) all expenses in connection with the qualification of the securities to be disposed of for offering and sale under state securities laws, including the fees and disbursements of counsel for the underwriters or the Holders of securities in connection with such qualification and in connection with any blue sky and legal investment surveys; (v) the filing fees incident to securing any required review by the National Association of Securities Dealers, Inc. of the terms of the sale of the securities to be disposed of; (iv) transfer agent and registrar fees and expenses and the fees and expenses of any other agent or trustee appointed in connection with such offering; (vii) all security engraving and security printing expenses; (viii) all fees and expenses payable in connection with the listing of the securities on any securities exchange or automated interdealer quotation system or the rating of such securities; (ix) any other fees and disbursements of underwriters customarily paid by the issuers of securities, but excluding underwriting discounts and commissions and transfer taxes, if any; and (x) other reasonable out-of-pocket expenses of Holders other than legal fees and expenses referred to in clauses (i) and (iv) above.

                "Registration Indemnitee" shall have the meaning specified in Section 9.02(a).

                "Registration Statement" shall mean any registration statement of IBC (including the Form S-1) filed with the Commission under the Securities Act, including in each such case the related Prospectus, all amendments and supplements to such registration statement, including pre-and post-effective amendments, all exhibits thereto and all materials incorporated by reference or deemed to be incorporated by reference in such registration statement.

                "Securities Act" shall mean the Securities Act of 1933 and the rules and regulations of the Commission promulgated thereunder.

                "Servicer" shall have the meaning specified in Section 3.01(b).

                "Services" shall have the meaning specified in Section 3.01.

                "Shelf Registration" shall have the meaning specified in Section 5.01(b).

                  "Subsidiary" shall mean any corporation, partnership, joint venture or other Person of which another Person (i) owns, directly or indirectly, ownership interests sufficient to elect a majority of the board of directors of such corporation, partnership, joint venture or other Person (or Persons performing similar functions) (irrespective of whether at the time any other class or classes of ownership interests of such corporation, partnership, joint venture or other Person shall or might have such voting power upon the occurrence of any contingency) or (ii) is a general partner or an entity performing similar functions (e.g., a trustee or manager).

                  "Tax" shall mean all Federal, state, local or other governmental taxes, assessments, duties, fees, levies or similar charges of any kind, including all income, profits, franchise, excise, property, use, intangibles, sales, value-added, ad valorem, payroll, employment, withholding, estimated and other taxes of any kind whatsoever whether disputed or not, and including all additions to tax, additional amounts, interest and penalties imposed with respect to such amounts.

                  "Tax Claims" shall have the meaning specified in Section 10.02(a).

                  "Tax-Free Spin-Off" shall mean any transfer of the Class B Common Stock beneficially owned by CBS Parent to stockholders of CBS Parent in a transaction intended to be tax free under Section 355 of the Code.

                  "Tax Sharing Agreement" shall mean the Tax Sharing Agreement dated the date hereof, between CBS and IBC.

                  "Third Party Claim" shall have the meaning specified in
Section 9.04(a).

                  "Transferee" shall have the meaning specified in Section 5.07.

                  "Transferring Employees" shall mean those employees described on Schedule 1.01(c).

                  "Trigger Date" shall mean the date on which a CBS Party shall cease to own, in the aggregate, 50% or more of the combined voting power of the Voting Stock then issued and outstanding other than shares of Voting Stock held by IBC as treasury stock or by any Subsidiary of IBC.

                  "Underwriting Agreements" shall mean (i) the U.S. Purchase Agreement dated as of December [ ], 1998, in connection with the Initial Public Offering, between IBC and Merrill Lynch, Pierce, Fenner & Smith Incorporated, as the representative of the several U.S. Underwriters named therein, and (ii) the International Purchase Agreement dated as of December [ ], 1998, in connection with the Initial Public Offering, between IBC and Merrill Lynch International, as the lead manager of the several International Managers named therein.

                  "Voting Stock" shall mean all securities issued by IBC having the ordinary power to vote in the election of directors of IBC, other than securities having such power only upon the occurrence of a default or any other extraordinary contingency.

                  SECTION 1.02. Other Definitional Provisions. The words "hereof", "hereto", "herein" and "hereunder" and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement; references to any Article, Section, Exhibit or Schedule are references to Articles, Sections, Exhibits or Schedules in or to this Agreement unless otherwise specified; and the term "including" shall mean "including without limitation".


                                   ARTICLE II

                          Payment of Transaction Costs

                  IBC shall pay (or, to the extent incurred by and paid for by any member of the CBS Affiliated Group, shall promptly reimburse such member of the CBS Affiliated Group for any and all amounts so paid) for all fees, costs and expenses incurred in connection with: (a) IBC's formation and organization, including any transactions contemplated by the Asset Restructuring Agreements and any Taxes incurred in respect thereof; (b) the preparation and negotiation of this Agreement, any Ancillary Agreement and any other documentation, forms, applications, contracts, consents and other actions related thereto; (c) all Registration Expenses with respect to the Initial Public Offering; and (d) all expenses with respect to the offers to purchase outstanding debt securities of its Subsidiaries that are required to be made in accordance with the terms of the indentures

(including the CBS Radio Indentures) pursuant to which such debt securities were issued.


                                   ARTICLE III

                             Services and Operations

                  SECTION 3.01. Services. (a) Beginning on the Effective Date and continuing until the termination of this Agreement pursuant to Article XI, CBS shall make available, and shall cause the CBS Affiliated Group to make available, to the IBC Affiliated Group the services set forth on Schedule 3.01(a)(i) (the "CBS Services" and each, a "CBS Service"), and IBC shall, and shall cause its Subsidiaries to, utilize such CBS Services set forth on Schedule 3.01(a)(i) in the conduct of their respective businesses. Beginning on the Effective Date and continuing until the termination of this Agreement pursuant to Article XI, IBC shall make available, and shall cause the other members of the IBC Affiliated Group to make available, to the CBS Affiliated Group the services set forth on Schedule 3.01(a)(ii) (the "IBC Services" and each, an "IBC Service"). The CBS Services and IBC Services are hereinafter collectively referred to as the "Services".

                  (b) CBS has agreed that the Transferring Employees be eligible to continue to participate in the benefit plans and programs described on
Schedule 3.01(b)(i) to the extent that such Transferring Employees obtained rights under such benefit plans prior to January 1, 1999 or may obtain rights under such benefits plans on or after January 1, 1999 (collectively, "CBS Benefit Plans"). IBC has agreed that the CBS Employees shall be eligible to continue to participate in the benefit plans and programs described on Schedule 3.01(b)(ii) to the extent that such Transferring Employees obtained rights under such benefit plans prior to January 1, 1999 or may obtain rights under such benefit plans on or after January 1, 1999 (collectively, the "IBC Benefit Plans" and, together with the CBS Benefit Plans, the "Benefit Plans"). CBS has agreed that it shall continue to provide the CBS Services described on Schedule 3.01(a)(i) with respect to Transferring Employees participating in CBS Benefit Plans and IBC has agreed that it shall continue to provide the IBC Services described on Schedule 3.01(a)(ii) with respect to CBS Employees participating in IBC Benefit Plans. In their respective capacities as service providers under this

Agreement, each of CBS and IBC are hereinafter referred to as a "Servicer" and collectively as the "Servicers". In their respective capacities as service receivers under this Agreement, each of CBS and IBC are hereinafter referred to as a "Recipient" and collectively as "Recipients". The CBS Services may be provided by (i) any employee of CBS or its Subsidiaries (other than IBC and its Subsidiaries) or (ii) any third party designated by CBS, in its sole discretion after consultation with IBC; provided, however, that notwithstanding any such designation by CBS, CBS shall remain responsible in all respects for the provision of the particular service or services to be provided by such designated third party. The IBC Services may be provided by (i) any employee of IBC or its Subsidiaries or (ii) any third party designated by IBC, in its sole discretion after consultation with CBS; provided, however, that notwithstanding any such designation by IBC, IBC shall remain responsible in all respects for the provision of the particular service or services to be provided by such designated third party.

                  SECTION 3.02. Expansion, Reduction or Termination of Services. Except as otherwise provided in Section 12.01 or as otherwise agreed in writing by the parties hereto, each of the CBS Services provided by CBS and each of the IBC Services provided by IBC may be expanded, reduced or terminated upon the mutual agreement of the parties hereto.

                  SECTION 3.03. Payment of Expenses. (a) CBS shall allocate the portion of the CBS Expenses incurred on behalf of the IBC Affiliated Group pursuant to allocation methodologies determined on an annual basis by CBS, in its sole discretion, after consultation with IBC, which evidence each such party's respective fair and reasonable share of the CBS Expenses.

                  (b) IBC shall pay all the IBC Expenses incurred by IBC. IBC shall allocate the portion of IBC Expenses incurred on behalf of the CBS Affiliated Group pursuant to allocation methodologies determined on an annual basis by CBS, in its sole discretion, after consultation with IBC which, evidence each such party's respective fair and reasonable share of the IBC Expenses.

                  (c) Each of CBS and IBC shall submit to the other party within 15 working days following the end of each month an invoice for all charges associated with Services provided by such party during the preceding month, any adjustments for prior months and any other amounts payable in respect of the preceding month. All invoices shall describe in reasonable detail a description of the Services provided and the charges associated therewith, any prior month adjustments and any other amounts that are payable. Except as provided in
Section 3.03(d), IBC shall remit payment on a monthly basis to CBS on behalf of the IBC Affiliated Group for its portion of all charges invoiced on or before the last working day of the month in which the invoice is received in respect of CBS Expenses, net of the CBS Affiliated Group's allocated share of the IBC Expenses that are invoiced on or before the last working day of the month in which the invoice is received; provided, however, that if such net payment shall be a negative amount, CBS shall remit payment to IBC on behalf of the CBS Affiliated Group for such month in an amount equal to such negative amount (taken as a positive number).

                  (d) In the event of a dispute as to an invoiced amount, the party disputing such amount shall promptly pay all undisputed amounts on each invoice, but shall be entitled to withhold payment of any amount in dispute, and shall promptly notify the party providing the Services of the disputed amount and the reasons each such charge is so disputed. The parties agree to provide each other with sufficient records and information that will enable the parties to resolve any such dispute and, without limiting the rights and remedies of the parties hereunder, to negotiate in good faith a resolution thereto.

                  (e) It is understood and agreed that the Services provided hereunder will be substantially identical in nature and quality (but not necessarily in amount) to the Services performed by the parties for each other during the year prior to the date of this Agreement, except as may be required by virtue of IBC becoming a public company after the Initial Public Offering.

                  (f) Performance of any Services will not be required for the benefit of any entity other than the parties and their respective Subsidiaries and will not be required to be provided to the extent that a Servicer ceases to provide the applicable Service to the CBS Affiliated Group or the IBC Affiliated Group, as applicable. Each party represents and agrees that it will use the Services only in accordance with all applicable federal, state and local laws, regulations and tariffs and in accordance with the reasonable conditions, rules, regulations and specifications that are or may be set forth in any manuals, materials, documents or instructions of the party providing the Services. Each of CBS and IBC reserves the right to take all actions, including termination of any Services, that it reasonably believes to be necessary in order to ensure that the Services are provided in compliance with any applicable laws, regulations and tariffs.

                  (g) Any input or information required by either party to perform the Services pursuant to the provisions of this Agreement shall be provided by the other party or its Subsidiaries, as the case may be, in a manner consistent with the practices employed by the parties during the year prior to the date of this Agreement. If the failure to provide such input or information renders the performance of the Services impossible or unreasonably difficult, the party providing the Services may, upon reasonable notice, refuse to provide such Services.

                  (h) (i) With respect to those retired or former employees who were or would have been Transferring Employees prior to the Effective Date, IBC shall reimburse CBS, on demand or as otherwise directed, for all costs as accrued or incurred by CBS or members of the CBS Affiliated Group with respect to such retired or former employees pursuant to the Benefit Plans. (ii) With respect to an individual who, prior to the date on which such individual retired from or otherwise ceased to be an employee of CBS or any of its Subsidiaries, worked (either simultaneously or at different times) both in and/or outdoor advertising businesses conducted by CBS and its Subsidiaries, and (ii) any business conducted by CBS and its Subsidiaries other than the businesses referred to in clause (i) above, such individual shall be classified as (x) a Transferring Employee if he/she was employed in the radio and/or outdoor advertising businesses of CBS and its Subsidiaries on the date such individual retired or otherwise ceased to be an employee of CBS or any of its Subsidiaries and (y) a CBS Employee if he/she was employed in any other business conducted by CBS and its Subsidiaries on such date.

                  SECTION 3.04. Employees. (a) Plans and Services. Prior to the Effective Date, certain Transferring Employees participated in certain CBS Benefit Plans. On and after the Effective Date, certain Transferring Employees shall continue to be eligible to participate in certain CBS Benefit Plans, subject to the terms of the governing plan documents as interpreted by the appropriate plan fiduciaries. On and after the Effective Date, certain CBS Employees shall be eligible to participate in the IBC Benefit Plans set forth on
Schedule 3.01(b)(ii), subject to the terms of the governing plan documents as interpreted by the appropriate plan fiduciaries. On and after the Effective Date and until the termination of this Agreement pursuant to Article XI, subject to regulatory requirements, CBS shall continue to provide CBS Services with respect to Transferring Employees participating in CBS Benefit Plans in substantially the same manner as it administered such plans prior to the Effective Date and IBC shall continue to provide IBC Services with respect to CBS Employees participating in IBC Benefit Plans in substantially the same manner as it administered such plans prior to the Effective Date, subject to CBS's or IBC's right, as applicable, to terminate, amend and modify such Benefit Plans pursuant to Sections 3.04(c) and
(d).

                  (b) Direct Cost Reimbursement. Notwithstanding the provisions of Section 3.03, if a Servicer provides a Recipient with at least five days' advance written notice, such Recipient agrees to make funds available, as and when required to be paid by such Servicer, to such Servicer so that such Servicer may make contributions or payments to, for the account of, or in respect of current or former employees or their spouses or other beneficiaries
(i) under tax-qualified benefit plans or (ii) that are generally made on a predetermined periodic basis.

                  (c) Termination. A Recipient or a Servicer may terminate participation by the employees of such Recipient in a Servicer's Benefit Plan by giving reasonable written notice in advance of such termination to the other party, taking into consideration all relevant factors applicable to the Recipient or the Servicer and any applicable legal requirements. Such Servicer shall promptly submit an invoice for, and such Recipient shall promptly pay to such Servicer, all costs or accelerated payments or contributions incurred prior to the date of termination, including costs resulting from the termination.

                  (d) Changes; Additional Services and Plan Terms. Nothing contained in this Agreement shall be construed to limit the ability of CBS or IBC to amend or modify any of the CBS Benefit Plans or IBC Benefit Plans, respectively, consistent with the terms of such plans, as determined in CBS's or IBC's sole discretion, as the case may be, provided that CBS or IBC, as applicable, shall provide at least 30 days' prior written notice to the other of any proposed significant amendment to or modification of any Benefit Plan. Each Recipient may request additional services that, if agreeable to the applicable Servicer, shall be provided on a direct cost basis to such Recipient.

                  (e) Regulatory Matters. CBS and IBC agree to cooperate fully with each other in the administration and coordination of regulatory and administrative requirements associated with the Benefit Plans that apply either to the other party or jointly to each party hereto. Such coordination, upon request, shall include: sharing payroll data for determination of highly compensated employees, providing census information (including accrued benefits) for purposes of running discrimination tests, providing actuarial reports for purposes of determining the funded status of any plan and providing for review of all summary plan descriptions, requests for determination letters, Forms 5500, financial statement disclosures and plan documents.

                  (f) Certain Notices. In the event there is an ERISA Event with respect to Benefit Plans administered by a Servicer, such Servicer shall advise the Recipient as soon as reasonably practicable after such Servicer determines the ERISA Event has occurred. For purposes of this Section 3.04(f), an "ERISA Event" shall mean (i) the termination of a Benefit Plan or the filing of a Notice of Intent to Terminate such a plan, in either case, under Section 4041(c) of the Employee Retirement Income Security Act of 1974, as amended from time to time ("ERISA"); (ii) the institution of proceedings by the Pension Benefit Guaranty Corporation (or any successor thereof) to terminate a Benefit Plan or to appoint a trustee to administer such a plan or the receipt of notice by such Servicer that such an action has been taken with respect to such a plan; (iii) any substantial accumulated funding deficiency within the meaning of Section 412 of the Code or Section 302 of ERISA is incurred with respect to any Benefit Plan sponsored by such Servicer and no waiver of that deficiency has been obtained from the Internal Revenue Service; (iv) the Internal Revenue Service determines that a Benefit Plan that is intended to be qualified under Section 401 of the Code fails to meet the applicable requirements of the Code and disqualifies the plan; or (v) an amendment to a Benefit Plan sponsored by such Servicer that results in a significant underfunding described in Section 401(a)(29) of the Code or Section 307 of ERISA.

                  (g) Executive Services. On the terms and subject to the conditions set forth in this Agreement, (i) CBS shall make available to IBC the services of the employees listed on Schedule 3.04(g)(i) hereto and certain other officers and employees of CBS (collectively, "CBS Executives") as may be mutually agreed upon in the future, and (ii) IBC shall make available to CBS the services of the employees listed on Schedule 3.04(g)(ii) hereto and certain other officers and employees of IBC (collectively, "IBC Executives") as may be mutually agreed upon in the future. The obligations of CBS and IBC pursuant to this Section 3.04(g) shall be subject to the reasonable demands imposed by, and the reasonable requirements of, the on-going operations of CBS and IBC, respectively. CBS and IBC shall allocate the portion of the compensation and benefits costs of the CBS Executives and the IBC Executives, respectively, pursuant to allocation methodologies determined on an annual basis by CBS or IBC (as applicable), in its sole discretion, after consultation with IBC or CBS (as applicable), which evidence IBC's and CBS's (as applicable) fair and reasonable share of such compensation and benefits costs.

                  (h) Delayed Employee Transfers; Interim Period. With respect to the period from and including the Effective Date to and including December 31, 1998 (the "Interim Period"), Transferring Employees shall continue to be employees of the CBS Affiliated Group and shall continue to participate in the CBS Benefit Plans in which they participated prior to the Effective Date. After the expiration of the Interim Period, each such Transferring Employee then in employment will become an employee of IBC. IBC will promptly reimburse CBS for 100% of the payroll, benefits (including statutory benefits, severance and other termination benefits) and other costs and expenses directly or indirectly relating to such Transferring Employees with respect to the Interim Period within 15 days following receipt of each written notification from CBS of such payroll, benefits and other costs and expenses. All services provided by such Transferring Employees during the Interim Period shall be for the benefit of IBC.

                  The CBS Affiliated Group shall be entitled to be indemnified by IBC, and shall be entitled to the benefit of the provisions of Article IX of this Agreement, with respect to any and all claims, losses, damages, liabilities and expenses (including court costs and reasonable attorney fees) incurred by CBS arising out of (i) any act or omission of any such Transferring Employees occurring during the

Interim Period or (ii) any loss of or damage to property of, or any bodily injury, sickness and/or disease, including death, sustained by, any such Transferring Employees during the Interim Period.

                  (i) Third-Party Beneficiary. Nothing in this Agreement is intended to entitle any employee or individual to any benefit or compensation from IBC or CBS or to otherwise establish or create any rights on the part of any third party. Nothing in this Agreement is intended to restrict or limit a Servicer in the exercise of its rights or the fulfillment of its duties as plan sponsor.

                  (j) Conflicts. In the event of a conflict between the terms of this Section 3.04 and the terms of Section 3.01 hereof relating to providing Services in connection with Benefit Plans, the terms of this Section 3.04 shall prevail.

                  SECTION 3.05. Real Property; Leases; Operating Assets. (a) With respect to the Owned Properties, CBS shall, or, to the extent that another member of the CBS Affiliated Group owns the Owned Properties, CBS shall cause such member to, lease to IBC or any of its Subsidiaries, or otherwise permit the continued occupancy by IBC or any of its Subsidiaries of, the space occupied in each of such Owned Properties by the IBC Affiliated Group as of the Effective Date on the terms set forth in the following paragraph.

                  Each lease for, or other agreement for occupancy of, space in the Owned Properties referred to in this Section 3.05(a) shall, (i) until the later of (x) the expiration of each such lease or other agreement and (y) the Trigger Date, be on payment terms which are consistent with the past cost allocation practices of CBS or on such other terms which are consistent with the past practice and (ii) after such date, be on a fair market value basis and on such other terms that are consistent with leases with similar rental periods and for similar properties in the relevant local real estate market.

                  (b) With respect to the Leased Properties which are leased by any member of the CBS Affiliated Group, CBS shall, or, to the extent that another member of the CBS Affiliated Group is the lessee of any such Leased Properties, CBS shall cause such member to, sublease (or otherwise permit the continued occupancy of) the space occu-pied in each of such Leased Properties by the IBC Affiliated Group as of the Effective Date to the IBC Affiliated Group (but only if and to the extent permitted by the primary lease with respect to such property) until the expiration of the primary lease with respect to such Leased Properties (or, if the IBC Affiliated Group is the occupant of all the space under a particular lease to the member of the CBS Affiliated Group, then until one day prior to the expiration of the primary lease with respect to such Leased Properties) and on payment terms which are consistent with the past cost allocation practices of CBS or on such other terms which are consistent with past practice. As soon as practicable after the Trigger Date, the portion of each lease referred to in the first sentence of this Section 3.05(b) relating to the space attributable to the IBC Affiliated Group in each of such Leased Properties shall be, in each case as determined by CBS in its sole discretion, assigned to IBC or one of its Subsidiaries (but only if and to the extent permitted by the primary lease with respect to such property); otherwise, the IBC Affiliated Group's occupation of such Leased Property shall continue on a Pass Through Basis until the expiration of the underlying lease for such Leased Properties. Notwithstanding the foregoing, if any lease in effect as of the Effective Date for any Leased Properties expires prior to the Trigger Date, the IBC Affiliated Group shall have the option, subject to negotiations with the lessor of each such Leased Property, to lease the space occupied by the IBC Affiliated Group in any such Leased Property directly from the lessor and CBS shall cooperate with and assist IBC in such negotiations. As used herein, "Pass Through Basis" shall mean that the occupation of any Leased Property by the IBC Affiliated Group shall be subject to all provisions and restrictions contained in the primary lease (including the term thereof) and the rental payments due from the IBC Affiliated Group shall be based upon the pro rata occupation of the space in such Leased Property, with an additional reasonable allocation to be made with respect to any common areas to which the IBC Affiliated Group has access.

                  (c) With respect to the CBS Operating Assets, CBS shall, or, to the extent that another member of the CBS Affiliated Group owns the CBS Operating Assets, CBS shall cause such member to, permit the continued use by IBC or any of its Subsidiaries of the CBS Operating Assets used by the IBC Affiliated Group prior to the Effective Date. CBS shall allocate the costs for the use by the IBC Affiliated Group of such CBS Operating Assets according to established methodologies determined on an annual basis by CBS, in its sole discretion, after consultation with IBC, which will evidence each party's fair and reasonable share of such costs.

                  (d) With respect to the IBC Operating Assets, IBC shall, or, to the extent that another member of the IBC Affiliated Group owns the IBC Operating Assets, IBC shall cause such member to, permit the continued use by any member of the CBS Affiliated Group of the IBC Operating Assets used by CBS and its Subsidiaries prior to the Effective Date. IBC shall allocate the costs for the use by the CBS Affiliated Group of such IBC Operating Assets according to established methodologies determined on an annual basis by IBC, in its sole discretion, after consultation with CBS, which will evidence each party's fair and reasonable share of such costs.

                  (e) IBC shall, and shall cause the other members of the IBC Affiliated Group to, and CBS shall, and shall cause the other members of the CBS Affiliated Group to, as applicable, negotiate diligently and in good faith the leases and subleases referred to in this Section 3.05. Unless expressly provided to the contrary herein, to the extent that any provision in this Section 3.05 obligates a lessor to lease any property described in such provision to a lessee, such provision shall also be construed to obligate such lessee to lease such property from such lessor.

                  SECTION 3.06. Insurance. (a) CBS shall use its commercially reasonable efforts to cause IBC to be covered under CBS's insurance policies (including directors' and officers' liability insurance and workers' compensation) which will provide to IBC the type of insurance provided to IBC immediately prior to the date hereof, subject to availability. CBS shall not be responsible for obtaining or maintaining any additional insurance coverage for IBC other than as set forth in the preceding sentence. The portion of such premiums and other charges payable by IBC for such insurance coverage shall be allocated by CBS, in its sole discretion, after consultation with IBC, and will evidence IBC's fair and reasonable share of such premiums and other charges. CBS shall use its commercially reasonable efforts to provide such allocation as soon as practicable after receipt of the information to be included therein. The insurance provided shall be subject to such policies of insurance or self-insurance, and such guidelines or procedures in respect of insurance or self-insurance, as are in effect immediately prior to the date hereof. In the event that the terms of the insurance (including the scope of coverage), self-insurance, or other policies, guidelines or procedures relating to insurance or self-insurance, change or require change from those terms in effect immediately prior to the date hereof, CBS agrees (a) to the extent CBS is aware of a material change prior to the effective date of the change, to provide notice to IBC of such change prior to its effective date, or (b) otherwise to provide notice to IBC upon becoming aware of the change. It is expressly agreed by IBC and CBS that any self-insurance, retroactive assessments, retention or deductible allocable to IBC shall be for the account of and be an obligation of IBC, and that IBC's obligations in respect of such self-insurance, retention or deductible shall survive the termination of this Agreement.

                  (b) Termination of Insurance. Either IBC or CBS may terminate all or any portion of the insurance at any time on 90 days' prior written notice to the other party hereto. Notwithstanding the foregoing, so long as CBS, CBS Broadcasting or any other member(s) of the CBS Affiliated Group beneficially owns shares of capital stock of IBC representing 50% or more of the voting power of all then-outstanding shares of capital stock, IBC may not, without the prior written consent of CBS, terminate all or any portion of the insurance. In the event that all or any portion of the insurance is terminated, if appropriate, the charges therefor shall be adjusted equitably to reflect such termination.

                  SECTION 3.07. Operations. (a) Prior to the Effective Date, the CBS Affiliated Group provided to members of the IBC Affiliated Group, and the IBC Affiliated Group provided to members of the CBS Affiliated Group, advertising time and space for promotional purposes without charge in circumstances where the Servicer determined that providing such advertising time or space would not significantly affect such Servicer's potential revenues. On and after the Effective Date, each of CBS and IBC agrees to make available, and to cause the other members of the CBS Affiliated Group and the IBC Affiliated Group, respectively, to make available, to the IBC Affiliated Group and the CBS Affiliated Group, respectively, advertising time and space for promotional purposes without charge or at rates that are more favorable to the Recipient than those that would have been obtained in a comparable transaction by either party with a non-affiliated Person; provided, however, that neither the CBS Affiliated Group nor the IBC Affiliated

Group shall be required to provide such advertising time or space if to do so would significantly affect its potential revenues; provided further, however, that if the CBS Affiliated Group or the IBC Affiliated Group determines that providing such advertising time and space to the other party would significantly affect its potential revenues, it shall be required to continue to make available to the other party following such determination only the advertising time and space that it had agreed to provide (or, pursuant to regulatory obligations, is required to provide) to such party prior to the date of any such determination. Notwithstanding the foregoing, each of CBS and IBC agrees that nothing in this Agreement shall relieve any member of the CBS Affiliated Group or the IBC Affiliated Group, respectively, of their obligation to comply with the terms of any other arrangement, agreement, contract or other commitment in writing that requires them to provide the IBC Affiliated Group or the CBS Affiliated Group, respectively, with advertising time and space on terms no less favorable to the other party than those that would be provided to an unaffiliated third party. Each of CBS and IBC acknowledges that the CBS Affiliated Group is likely to receive, in the aggregate, more advertising time and space for promotional purposes from the IBC Affiliated Group pursuant to this Section 3.07(a) than the IBC Affiliated Group is likely to receive from the CBS Affiliated Group.

                  (b) Prior to the Effective Date, certain members of the IBC Affiliated Group received from the CBS Affiliated Group radio broadcast rights to television programming produced by the CBS Affiliated Group in exchange for the IBC Affiliated Group providing advertising time and space for promotional purposes to the CBS Affiliated Group during the broadcasting by the IBC Affiliated Group of such television programming. On and after the Effective Date, the CBS Affiliated Group agrees to provide the IBC Affiliated Group with radio broadcast rights to television programming (of the same type and nature as it provided prior to the Effective Date) produced by the CBS Affiliated Group, and in exchange therefor, the IBC Affiliated Group agrees to provide the CBS Affiliated Group with advertising time and space for promotional purposes during the broadcasting by the IBC Affiliated Group of such television programming.

                  (c) Each of CBS and IBC will, and will cause each other member of the CBS Affiliated Group and the IBC Affiliated Group, respectively, to, use its best efforts to cooperate in jointly marketing its respective products and services to potential advertisers and to refer advertisers to the other party. The costs associated with, and the revenues derived from, any such arrangements will be allocated among the CBS Affiliated Group and the IBC Affiliated Group pursuant to allocation methodologies determined on an annual basis by CBS, in its sole discretion, after consultation with IBC, which evidence each such party's respective fair and reasonable share of such costs and revenues.

         SECTION 3.08. Further Assurances; No Agency. In case at any time after the Effective Date any further action is reasonably necessary or desirable to carry out the purposes of this Agreement or any Ancillary Agreement, the proper officers of each party to this Agreement shall take all such necessary action. Without limiting the foregoing, each of IBC and CBS shall use its commercially reasonable efforts to obtain all consents and approvals, to enter into all amendments and to make all filings and applications that may be required for the consummation of the transactions contemplated by this Agreement and the Ancillary Agreements, including all applicable governmental and regulatory filings. However, this Agreement in and of itself creates no agency relationship between CBS and IBC.

         SECTION 3.09. Limitation of Liability. Except as may be provided in Articles IX and X, (i) no member of the CBS Affiliated Group, their respective controlling Persons, if any, and their respective directors, officers, employees, agents or permitted assigns, on the one hand (each, a "CBS Party"), and (ii) no member of the IBC Affiliated Group, their respective controlling Persons, if any, and their respective directors, officers, employees, agents or permitted assigns, on the other hand (each, an "IBC Party"), shall be liable to any IBC Party or CBS Party, as applicable, for any liabilities, claims, damages, losses or expenses, including any special, indirect, incidental or consequential damages, of an IBC Party or a CBS Party arising in connection with this Agreement, the Services or the Benefit Plans.

         SECTION 3.10. Competition. Each of the CBS Affiliated Group and the IBC Affiliated Group shall be entitled to compete with each other in selling advertising time and space and in making acquisitions of media properties, subject to applicable laws, rules and regulations. If the ownership or operation of the respective media assets of CBS on the one hand and IBC on the other hand, as the same exists from time to time, by reason of a potential acquisition, change of law or regulation, any regulatory action, final judicial determination or otherwise, places the ownership or operation of such media assets of CBS and/or IBC in conflict with or violation of Federal law or the rules or regulations of the Federal Communications Commission, then the parties hereto will attempt to resolve in good faith such conflict or violation. In the absence of such resolution, and until the Trigger Date, CBS may in its sole discretion take any and all actions which it in good faith deems necessary to avoid or eliminate such conflict or violation, including requiring IBC to dispose of assets or take other specified action(s), provided that the same shall not have a material adverse effect upon the overall business of IBC. Should there be a dispute between CBS and IBC as to whether or not such actions will result in such material adverse effect, the parties hereto hereby agree to submit such dispute to arbitration, subject to the American Arbitration Association Commercial Arbitration Rules.


                                   ARTICLE IV

                   Use of Proceeds of Initial Public Offering

         IBC covenants and agrees with CBS that, immediately following the consummation of the Initial Public Offering, (a) it will contribute $2,500,000,000 of the proceeds of the Initial Public Offering (net of underwriting discounts and estimated offering expenses) ("Net Proceeds") to Infinity Media and will cause Infinity Media to prepay the principal amount outstanding as of such date under the CBS Note, together with accrued and unpaid interest on the principal amount thereof to be paid to but excluding such date of prepayment and (b) to the extent that the Net Proceeds exceed the amount contributed to Infinity Media as described in clause (a) of the Article IV, IBC will apply the requisite amount of such excess Net Proceeds to purchase from CBS on the Closing Date any CBS Radio Bonds owned by CBS on the Closing Date for a purchase price in cash equal to the amount of the purchase price paid by CBS for such CBS Radio Bonds plus accrued and unpaid interest, if any, on such purchase price (which interest shall be calculated in accordance with the terms of the applicable CBS Radio Indentures).

                                    ARTICLE V

                               Registration Rights

         SECTION 5.01. Demand Registration. (a) The Holders shall have the right, following the Effective Date, by written notice (a "Demand Notice") given to IBC, to request IBC to register under and in accordance with the provisions of the Securities Act all or any portion of the Registrable Securities designated by such Holders; provided, however, that the aggregate number of Registrable Securities requested to be registered pursuant to any Demand Notice and pursuant to any related Demand Notices received pursuant to the following sentence shall be at least 1,000,000. Upon receipt of any such Demand Notice, IBC shall promptly notify all other Holders of the receipt of such Demand Notice and allow them the opportunity to include Registrable Securities held by them in the proposed registration by submitting their own Demand Notice. In the event that such Demand Registration involves an underwritten offering and the managing underwriter or underwriters participating in such offering advise the Holders in writing of Registrable Securities to be included in such offering so that the total number of Registrable Securities to be included in such offering exceeds the amount that can be sold in (or during the time of) such offering without delaying or jeopardizing the success of such offering (including the price per share of the Registrable Securities to be sold), then the amount of Registrable Securities to be offered for the account of such Holders shall be reduced pro rata on the basis of the number of Registrable Securities to be registered by each such Holder. The Holders as a group shall be entitled to (i) unlimited Demand Registrations prior to the Trigger Date and (ii) three Demand Registrations following the Trigger Date, each pursuant to this Section 5.01(a). If any Demand Registration does not become effective or is not maintained for a period (whether or not continuous) of at least 120 days (or such shorter period as shall terminate when all the Registrable Securities covered by such Demand Registration have been sold pursuant thereto), such Demand Registration shall be disregarded and deemed not to have been made.

         (b) Within 45 days of the date on which IBC receives a Demand Notice from Holders in accordance with Section 5.01(a), IBC shall file with the Commission, and IBC shall thereafter use its best efforts to cause to be declared effective, a Registration Statement on the appropriate form for the registration and sale, in accordance with the intended method or methods of distribution, of the total number of Registrable Securities specified by the Holders in such Demand Notice, which may include a "shelf" registration (a "Shelf Registration") pursuant to Rule 415 promulgated under the Securities Act (a "Demand Registration").

         (c) IBC shall use commercially reasonable efforts to keep each Registration Statement filed pursuant to this Section 5.01 continuously effective and usable for the resale of the Registrable Securities covered thereby (i) in the case of a Registration that is not a Shelf Registration, for a period of 120 days from the date on which the Commission declares such Registration Statement effective and (ii) in the case of a Shelf Registration, for a period of 180 days from the date on which the Commission declares such Registration Statement effective, in either case (x) until all the Registrable Securities covered by such Registration Statement have been sold pursuant to such Registration Statement and (y) as such period may be extended pursuant to this Section 5.01.

         (d) IBC shall be entitled to postpone the filing of any Registration Statement otherwise required to be prepared and filed by IBC pursuant to this
Section 5.01, or suspend the use of any effective Registration Statement under this Section 5.01, for a reasonable period of time, but not in excess of 90 days (a "Delay Period"), if the Chairman of the Board of Directors of IBC determines that in such person's reasonable judgment and good faith the registration and distribution of the Registrable Securities covered or to be covered by such Registration Statement would materially interfere with any pending material financing, acquisition or corporate reorganization or other material corporate development involving IBC or any of its Subsidiaries or would require premature disclosure thereof and promptly gives the Holders written notice of such determination, containing a reference to this Section 5.01(d) and an approximation of the period of the anticipated delay; provided, however, that
(i) the aggregate number of days included in all Delay Periods during any consecutive twelve-month period shall not exceed the difference between (x) 120 days and (y) the number of days occurring during all Hold Back Periods and Interruption Periods during such consecutive twelve-month period, and (ii) a period of at least 60 days shall elapse between the termination of any Delay Period, Hold Back Period or

Interruption Period and the commencement of the immediately succeeding Delay Period. If IBC shall so postpone the filing of a Registration Statement, the Holders of Registrable Securities to be registered shall have the right to withdraw the request for registration by giving written notice from the Holders of a majority of the Registrable Securities that were to be registered to IBC within 45 days after receipt of the notice of postponement and, if earlier, before the termination of such Delay Period (and, in the event of such withdrawal, such request shall not be counted for purposes of determining the number of requests for registration to which the Holders of Registrable Securities are entitled pursuant to this Section 5.01). The time period for which IBC is required to maintain the effectiveness of any Registration Statement shall be extended by the aggregate number of days of all Delay Periods, all Hold Back Periods and all Interruption Periods occurring during such Registration and such period and any extension thereof is hereinafter referred to as the "Effectiveness Period". IBC shall not be entitled to initiate a Delay Period unless it shall (A) to the extent permitted by agreements with other security holders of IBC, concurrently prohibit sales by such other security holders under registration statements covering securities held by such other security holders and (B) in accordance with IBC's policies from time to time in effect, prohibit purchases and sales in the open market by senior executives and certain other employees of IBC.

         (e) IBC shall not include any securities that are not Registrable Securities in any Registration Statement filed pursuant to Section 5.01 without the prior written consent of the Holders of a majority in number of the Registrable Securities covered by such Registration Statement.

         (f) Holders of a majority in number of the Registrable Securities to be included in a Registration Statement pursuant to this Section 5.01 may, at any time prior to the effective date of the Registration Statement relating to such Registration, revoke such request by providing a written notice to IBC revoking such request. The Holders of Registrable Securities who revoke such request shall reimburse IBC for all its out-of-pocket expenses incurred in the preparation, filing and processing of the Registration Statement; provided, however, that, if such revocation was based on IBC's failure to comply in any material respect with its obligations hereunder, such reimbursement shall not be required.

         SECTION 5.02. Piggyback Registration. (a) Right To Piggyback. If at any time following the Effective Date IBC proposes to file a Registration Statement under the Securities Act with respect to a public offering of any of its Common Stock pursuant to a firm commitment underwritten offering solely for cash for its own account (other than a Registration Statement (i) on Form S-8 or any successor forms thereto or (ii) filed solely in connection with a dividend reinvestment plan or employee benefit plan covering officers or directors of any of the IBC Affiliated Group) or for the account of any holder of Common Stock, then IBC shall give written notice of such proposed filing to the Holders at least 15 Business Days before the anticipated filing date. Such notice shall offer the Holders the opportunity to register such amount of Registrable Securities as they may request (a "Piggyback Registration"). Subject to Section 5.02(b), IBC shall include in each such Piggyback Registration all Registrable Securities with respect to which IBC has received written requests for inclusion therein within ten Business Days after notice has been given to the Holders. Each Holder shall be permitted to withdraw all or any portion of the Registrable Securities of such Holder from a Piggyback Registration at any time prior to the effective date of such Piggyback Registration; provided, however, that if such withdrawal occurs after the filing of the Registration Statement with respect to such Piggyback Registration, the withdrawing Holders shall reimburse IBC for the portion of the registration expenses payable with respect to the Registrable Securities so withdrawn.

         (b) Priority on Piggyback Registrations. IBC shall permit the Holders to include all such Registrable Securities on the same terms and conditions as any similar securities, if any, of IBC included therein. Notwith standing the foregoing, if the managing underwriter or underwriters participating in such offering advise the Holders in writing that the total amount of securities requested to be included in such Piggyback Registration exceeds the amount which can be sold in (or during the time of) such offering without delaying or jeopardizing the success of the offering (including the price per share of the securities to be sold), then the amount of securities to be offered for the account of the Holders and other holders of securities who have piggyback registration rights with respect thereto shall be reduced (to zero if necessary) pro rata on the basis of the number of shares of Common Stock requested to be registered by each such Holder or holder participating in such offering.

         (c) Right To Abandon. Nothing in this Section 5.02 shall create any liability on the part of IBC to the Holders if IBC in its sole discretion should decide not to file a Registration Statement proposed to be filed pursuant to
Section 5.02(a) or to withdraw such Registration Statement subsequent to its filing, regardless of any action whatsoever that a Holder may have taken, whether as a result of the issuance by IBC of any notice hereunder or otherwise.

         SECTION 5.03. Hold Back Agreement. If (i) during the applicable Effectiveness Period, IBC shall file a Registration Statement (other than in connection with the registration of securities issuable pursuant to an employee stock option, stock purchase or similar plan or pursuant to a merger, exchange offer or a transaction of the type specified in Rule 145(a) promulgated under the Securities Act) with respect to the Common Stock or similar securities or securities convertible into, or exchangeable or exercisable for, such securities and (ii) with reasonable prior written notice, the managing underwriter or underwriters (in the case of an underwritten public offering by IBC pursuant to such Registration Statement) advises IBC in writing (in which case IBC shall notify the Holders) that a public sale or distribution of Registrable Securities would materially adversely impact such offering, then each Holder shall, to the extent not inconsistent with applicable law, refrain from effecting any public sale or distribution of Registrable Securities during the ten days prior to the effective date of such Registration Statement and until the earliest to occur of
(A) the abandonment of such offering, (B) 90 days from the effective date of such Registration Statement and (C) if such offering is an underwritten offering, the termination in whole or in part of any "hold back" period obtained by the underwriter or underwriters in such offering from IBC in connection therewith (each such period, a "Hold Back Period").

         SECTION 5.04. Registration Procedures. In connection with the registration obligations of IBC pursuant to and in accordance with Sections 5.01 and 5.02 (and subject to Sections 5.01 and 5.02), IBC shall use commercially reasonable efforts to effect such registration to permit the sale of such Registrable Securities in accordance with the intended method or methods of disposition thereof, and pursuant thereto IBC shall as expeditiously as possible (but subject to Sections
5.01 and 5.02):

                  (a) prepare and file with the Commission a Registration Statement for the sale of the Registrable Securities on any form for which IBC then qualifies or which counsel for IBC shall deem appropriate in accordance with such Holders' intended method or methods of distribution thereof, subject to Section 5.01(b), and, subject to IBC's right to terminate or abandon a registration pursuant to Section 5.02(c), use commercially reasonable efforts to cause such Registration Statement to become effective and remain effective as provided herein;

                  (b) prepare and file with the Commission such amendments (including post-effective amendments) to such Registration Statement, and such supplements to the related Prospectus, as may be required by the rules, regulations or instructions applicable to the Securities Act during the applicable period in accordance with the intended methods of disposition specified by the Holders of the Registrable Securities covered by such Registration Statement, make generally available earnings statements satisfying the provisions of Section 11(a) of the Securities Act (provided that IBC shall be deemed to have complied with this clause if it has complied with Rule 158 promulgated under the Securities Act), and cause the related Prospectus as so supplemented to be filed pursuant to Rule 424 promulgated under the Securities Act; provided, however, that before filing a Registration Statement or Prospectus, or any amendments or supplements thereto (other than reports required to be filed by it under the Exchange Act), IBC shall furnish to the Holders of Registrable Securities covered by such Registration Statement and counsel to the Holders (provided that the Holders shall appoint one counsel only) for review and comment, copies of all documents required to be filed;

                  (c) notify the Holders of any Registrable Securities covered by such Registration Statement promptly and (if requested) confirm such notice in writing, (i) when a Prospectus or any Prospectus supplement or post-effective amendment has been filed, and, with respect to such Registration Statement or any post-effective amendment, when the same has become effective, (ii) of any request by the Commission for amendments or supplements to such Registration Statement or the related Prospectus or for additional information regarding such Holders, (iii) of the issuance by the Commission of any stop order suspending the effectiveness of such Registration Statement or the initiation of any proceedings for that purpose, (iv) of the receipt by IBC of any notification with respect to the suspension of the qualification or exemption from qualification of any of the Registrable Securities for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose and (v) of the happening of any event that requires the making of any changes in such Registration Statement, Prospectus or documents incorporated or deemed to be incorporated therein by reference so that they will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading;

                  (d) use commercially reasonable efforts to obtain the withdrawal of any order suspending the effectiveness of such Registration Statement or the lifting of any suspension of the qualification or exemption from qualification of any Registrable Securities for sale in any jurisdiction in the United States;

                  (e) furnish to the Holder of any Registrable Securities covered by such Registration Statement, counsel for such Holders and each managing underwriter, if any, without charge, one conformed copy of such Registration Statement, as declared effective by the Commission, and each post-effective amendment thereto, in each case including financial statements and schedules and all exhibits and reports incorporated or deemed to be incorporated therein by reference; and deliver, without charge, such number of copies of the preliminary prospectus, any amended preliminary prospectus, each final Prospectus and any post-effective amendment or supplement thereto, as such Holder may reasonably request in order to facilitate the disposition of the Registrable Securities of such Holder covered by such Registration Statement in conformity with the requirements of the Securities Act;

                  (f) prior to any public offering of Registrable Securities covered by such Registration Statement, use commercially reasonable efforts to register or qualify such Registrable Securities for offer and sale under the state securities laws of such jurisdictions as the Holders of such Registrable Securities shall reasonably request in writing; provided, however, that IBC shall in no event be required to qualify generally to do business as a foreign corporation or as a dealer in any jurisdiction where it is not at the time so qualified or to execute or file a general consent to service of process in any such jurisdiction where it has not theretofore done so or to take any action that would subject it to general service of process or taxation in any such jurisdiction where it is not then subject;

                  (g) upon the occurrence of any event contemplated by paragraph
         (c)(v) above, prepare a supplement or post-effective amendment to such Registration Statement or the related Prospectus or any document incorporated or deemed to be incorporated therein by reference and file any other required document so that, as thereafter delivered to the purchasers of the Registrable Securities being sold thereunder (including upon the termination of any Delay Period), such Prospectus will not contain an untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading;

                  (h) use commercially reasonable efforts to cause all Registrable Securities covered by such Registration Statement to be listed on each securities exchange or automated interdealer quotation system, if any, on which similar securities issued by IBC are then listed or quoted;

                  (i) on or before the effective date of such Registration Statement, provide the transfer agent of IBC for the Registrable Securities with printed certificates for the Registrable Securities covered by such Registration Statement, which are in a form eligible for deposit with The Depository Trust Company;

                  (j) if such offering is an underwritten offering, make available for inspection by any Holder of Registrable Securities included in such Registration

         Statement, any underwriter participating in any offering pursuant to such Registration Statement and any attorney, accountant or other agent retained by any such Holder or underwriter (collectively, the "Inspectors"), all financial and other records and other information, pertinent corporate documents and properties of any of IBC and its Subsidiaries, as shall be reasonably necessary to enable them to exercise their due diligence responsibilities; and

                  (k) if such offering is an underwritten offering, enter into such agreements (including an underwriting agreement in form, scope and substance as is customary in underwritten offerings) and take all such other appropriate and reasonable actions requested by the Holders of a majority of the Registrable Securities being sold in connection therewith (including those reasonably requested by the managing underwriters) in order to expedite or facilitate the disposition of such Registrable Securities, and in such connection, (i) use commercially reasonable efforts to obtain opinions of counsel to IBC and updates thereof (which counsel and opinions (in form, scope and substance) shall be reasonably satisfactory to the managing underwriters and counsel to the Holders of the Registrable Securities being sold), addressed to each selling Holder of Registrable Securities covered by such Registration Statement and each of the underwriters as to the matters customarily covered in opinions requested in underwritten offerings and such other matters as may be reasonably requested by such counsel and underwriters, (ii) use commercially reasonable efforts to obtain "cold comfort" letters and updates thereof from the independent certified public accountants of IBC (and, if necessary, any other independent certified public accountants of any Subsidiary of IBC or of any business acquired by IBC for which financial statements and financial data are, or are required to be, included in the Registration Statement), addressed to each selling holder of Registrable Securities covered by the Registration Statement (unless such accountants shall be prohibited from so addressing such letters by applicable standards of the accounting profession) and each of the underwriters, such letters to be in customary form and covering matters of the type customarily covered in "cold comfort" letters in connection with underwritten offerings, (iii) upon the reasonable request of the underwriters, make senior officers of IBC available to participate in a series of "roadshow" meetings and (iv) if requested and if an underwriting agreement is entered into, provide indemnification provisions and procedures substantially to the effect set forth in
         Article IX hereof with respect to all parties to be indemnified pursuant to said Article. The above shall be done at each closing under such underwriting or similar agreement, or as and to the extent required thereunder.

         IBC may require each Holder of Registrable Securities covered by a Registration Statement to furnish such information regarding such Holder and such Holder's intended method of disposition of such Registrable Securities as it may from time to time reasonably request in writing. If any such information is not furnished within a reasonable period of time after receipt of such request, IBC may exclude such Holder's Registrable Securities from such Registration Statement.

         Each Holder of Registrable Securities covered by a Registration Statement agrees that, upon receipt of any notice from IBC of the happening of any event of the kind described in Section 5.04(c)(ii), (iii), (iv) or (v), that such Holder shall forthwith discontinue disposition of any Registrable Securities pursuant to such Registration Statement or the related Prospectus until receipt of the copies of the supplemented or amended Prospectus contemplated by Section 5.04(g), or until such Holder is advised in writing by IBC that the use of the applicable Prospectus may be resumed, and has received copies of any amended or supplemented Prospectus or any additional or supplemental filings which are incorporated, or deemed to be incorporated, by reference in such Prospectus (such period during which disposition is discontinued being an "Interruption Period") and, if requested by IBC, the Holder shall deliver to IBC (at the expense of IBC) all copies then in its possession, other than permanent file copies then in such holder's possession, of the Prospectus covering such Registrable Securities at the time of receipt of such request.

         Each Holder of Registrable Securities covered by a Registration Statement further agrees not to utilize any material other than the applicable current preliminary prospectus or Prospectus in connection with the offering of such Registrable Securities.

         SECTION 5.05. Registration Expenses. Whether or not any Registration Statement is filed or becomes effective, IBC shall pay all Registration Expenses with respect to a particular offering (or proposed offering). Notwithstanding the foregoing, the fees and expenses of any Persons retained by any Holder (other than the fees and expenses of one counsel for all such Holders) any discounts, commissions or brokers' fees or fees of similar securities industry professionals, any transfer taxes relating to the disposition of the Registrable Securities by a Holder and any internal administration and similar costs of such Holder in connection with such offering (or proposed offering) will be payable by such Holder and IBC will have no obligation to pay any such amounts.

         SECTION 5.06. Underwriting Requirements. (a) Subject to Section 5.06(b), any Holder shall have the right, by written notice, to request that any Demand Registration provide for an underwritten offering.

                  (b) In the case of any underwritten offering pursuant to a Demand Registration, the Holders of a majority of the Registrable Securities to be disposed of in connection therewith shall select the institution or institutions that shall manage or lead such offering, which institution or institutions shall be reasonably satisfactory to IBC. In the case of any underwritten offering pursuant to a Piggyback Registration, IBC shall select the institution or institutions that shall manage or lead such offering. No Holder shall be entitled to participate in an underwritten offering unless and until such Holder has entered into an underwriting or other agreement with such institution or institutions for such offering in such form as IBC and such institution or institutions shall determine.

         SECTION 5.07. Transfer of Registration Rights. Any Holder may transfer all or any portion of its rights under this Article V to (i) any affiliate thereof in respect of any number of Registrable Securities or (ii) any other transferee in respect of a number of Registrable Securities owned by such Holder equal to or exceeding 5% of the outstanding Common Stock at the time of transfer (each transferee that receives such minimum number of Registrable Securities shall be referred to herein as a "Transferee"). Any transfer of registration rights pursuant to this Section 5.07 shall be effective upon receipt by IBC of
(i) written notice from such Holder stating the name and address of any Transferee and identifying the number of Registrable

Securities with respect to which the rights under this Agreement are being transferred and the nature of the rights so transferred and (ii) a written agreement from such Transferee to be bound by the terms of this Agreement. The Holders may exercise their rights hereunder in such priority as they shall agree upon among themselves.


                                   ARTICLE VI

                              Trademark Agreements

                  The forms of trademark license agreements set forth as Exhibits 6.1, 6.2 and 6.3 hereto are hereby incorporated by reference herein.

                                   ARTICLE VII

                                   Information

                  SECTION 7.01. Provision of Corporate Records. (a) Subject to applicable law and privileges, from and after the Effective Date, upon the prior written request by CBS for specific and identified agreements, documents, books, records or files, including, without limitation, computer files, microfiche, tape recordings and photographs (collectively, "Records"), relating to or affecting CBS, IBC shall arrange, as soon as reasonably practicable following the receipt of such written request, for the provision of appropriate copies of such Records (or the originals thereof if the party making the request has a reasonable need for such originals) in the possession of IBC or any of its Subsidiaries, but only to the extent such items are not already in the possession of the requesting party.

                  (b) Subject to applicable law and privileges, from and after the Effective Date, upon the prior written request by IBC for specific and identified Records relating to or affecting IBC, CBS shall arrange, as soon as reasonably practicable following the receipt of such request, for the provision of appropriate copies of such Records (or the originals thereof if the party making the request has a reasonable need for such originals) in the possession of CBS or any of its Subsidiaries, but only to the extent such items are not already in the possession of the requesting party.

                  SECTION 7.02. Access to Information. (a) Subject to applicable law and privileges, from and after the Effective Date, IBC shall afford to CBS and its authorized accountants, counsel and other designated representatives reasonable access during normal business hours, subject to appropriate restrictions for classified, privileged or confidential information, to the personnel, properties, books and records of IBC and its Subsidiaries insofar as such access is reasonably required by CBS.

                  (b) Subject to applicable law and privileges, from and after the Effective Date, each of IBC and CBS shall provide to the other, within a reasonable period of time prior to the time at which such documents shall be filed with the Commission, all documents proposed to be filed by it and any of its Subsidiaries with the Commission pursuant to the periodic and interim reporting requirements of the Exchange Act.

                  SECTION 7.03. Reimbursement; Other Matters. Except to the extent otherwise contemplated by any Ancillary Agreement, a party providing Records or access to information to another party hereto pursuant to this
Article VII shall be entitled to receive from the recipient, upon the presentation of invoices therefor, payments for such amounts, relating to supplies, disbursements and other out-of-pocket expenses, as may be reasonably incurred in providing such Records or access to information.

                  SECTION 7.04. Confidentiality. Each of IBC and CBS shall not (without the prior written consent of the other party) use or permit the use of, and shall hold, and shall cause its consultants and advisors to hold, in strict confidence, all information concerning the other party in its possession, its custody or under its control (except to the extent that (a) such information has been in the public domain through no fault of such party, (b) such information has been later lawfully acquired from a source other than the other party to this Agreement or (c) this Agreement or any other Ancillary Agreement permits the use or disclosure of such information), and each party shall not (without the prior written consent of the other) otherwise release or disclose such information to any other Person, except to such party's officers, directors, employees, auditors, attorneys and agents, in each case on a confidential and need-to-know basis, unless compelled to disclose such information by judicial or administrative process or unless such disclosure is required by law and such party has used commercially reasonable efforts to consult with the other affected party or parties prior to such disclosure. To the extent that a party hereto is compelled by judicial or administrative process to disclose such information under circumstances in which any evidentiary privilege may be available, such party agrees to assert such privilege in good faith prior to making such disclosure. Each of the parties hereto agrees to immediately consult with the other party in connection with any such judicial or administrative process, including, without limitation, in determining whether any privilege is available, and further agrees to allow each such relevant party and its counsel to participate in any hearing or other proceeding (including, without limitation, any appeal of an initial order to disclose) in respect of such disclosure and assertion of privilege.

                  SECTION 7.05. Destruction of Records. In the event that a Servicer intends to destroy any records relating to the employment of, or participation in such Servicer's Benefit Plans by, a Recipient's employees (including, but not limited to, personnel records and records relating to medical and other health and welfare benefit plans), such Servicer shall provide written notice to the Recipient of its intention to do so at least 90 days in advance of the date that such destruction is expected to be undertaken. Such Recipient shall have 30 days after receiving such notice to advise such Servicer in writing whether such Recipient wishes to obtain copies of such records pertaining to its employees. If such Recipient desires such records, such Servicer shall, at the sole expense of the Recipient, either provide the originals thereof to the Recipient or shall copy such records and provide them to the Recipient.


                                  ARTICLE VIII

                   Assumption and Satisfaction of Liabilities

                  From and after the date hereof, (i) CBS shall assume, pay, perform and discharge all CBS Liabilities and (ii) IBC shall assume, pay, perform and discharge all IBC Liabilities.

                                   ARTICLE IX

                                 Indemnification

                  SECTION 9.01. General Cross Indemnification. (a) Except as otherwise specifically set forth in any provision of this Agreement, including
Article X relating to Tax Claims, or of any Ancillary Agreement, as of the Effective Date, CBS shall indemnify, defend and hold harmless the IBC Indemnitees from and against any and all Indemnifiable Losses of the IBC Indemnitees arising out of, by reason of or otherwise in connection with (i) the CBS Liabilities, (ii) the CBS Pension Liabilities, (iii) CBS Indenture Liabilities, (iv) the breach by CBS or any of its Subsidiaries (other than IBC and its subsidiaries) of any provision of this Agreement or any Ancillary Agreement and (v) any claims by a third party unrelated to any IBC Indemnitee caused by or arising in connection with the gross negligence or willful misconduct on the part of any employee of any member of the CBS Affiliated Group in connection with the performance of the CBS Services or the administration of the CBS Benefit Plans, except to the extent that Indemnifiable Losses were caused directly or indirectly by acts or omissions of any member of the IBC Affiliated Group; provided, however, that in the case of any of the CBS Benefit Plans, the right of indemnification of such member of the IBC Affiliated Group shall also extend to claims of Transferring Employees but shall not extend to any Indemnifiable Losses that otherwise would have been suffered by such IBC Employee(s) in the absence of such gross negligence or willful misconduct on the part of any employee of any member of the CBS Affiliated Group.

                  (b) Except as otherwise specifically set forth in any provision of this Agreement, including Article X relating to Tax Claims, or of any Ancillary Agreement, as of the Effective Date, IBC shall indemnify, defend and hold harmless the CBS Indemnitees from and against any and all Indemnifiable Losses of the CBS Indemnitees arising out of, by reason of or otherwise in connection with (i) the IBC Liabilities, (ii) the breach by IBC or any of its Subsidiaries of any provision of this Agreement or any Ancillary Agreement,
(iii) obligations or liabilities of any member of the CBS Affiliated Group, in whatever form, under or in respect of any guarantees (including the CBS Guarantee Liabilities) [in respect of bank indebtedness] entered into by such member for the benefit of any member of the IBC Affiliated Group and (iv) any third party claims that any employee of any member of the IBC Affiliated Group acted with gross negligence or willful misconduct in connection with the performance of the IBC Services or the administration of the IBC Benefit Plans, except to the extent that Indemnifiable Losses were caused directly or indirectly by acts or omissions of any member of the CBS Affiliated Group; provided, however, that in the case of any of the IBC Benefit Plans, the right of indemnification of such member of the CBS Affiliated Group shall also extend to claims of CBS Employees but shall not extend to any Indemnifiable Losses that otherwise would have been suffered by such CBS Employee(s) in the absence of such gross negligence or willful misconduct on the part of any employee of any member of the IBC Affiliated Group. In the event that, on or after the Effective Date, CBS Radio or any of its Subsidiaries enters into any transaction or arrangement with CBS or any of its Subsidiaries (other than CBS Radio and its Subsidiaries) pursuant to the terms of this Agreement that would otherwise result in a violation or default of the provisions of any of the CBS Radio Indentures that impose restrictions on the ability of CBS Radio or its Subsidiaries to enter into transactions with any of their affiliates, IBC agrees to make, and to cause CBS Radio to make, such arrangements as are necessary to ensure that CBS Radio and its Subsidiaries remain in compliance with such provisions of the CBS Radio Indentures.

                  (c) The indemnification provisions contained in this Section
9.01 shall be applicable whether or not any Action or the facts or transactions giving rise to such Action arose prior to, on or subsequent to the date of this Agreement.

                  SECTION 9.02. Registration Statement Indemnification. (a) IBC shall indemnify and hold harmless, to the full extent permitted by law, CBS and its Subsidiaries (other than any of the IBC Affiliated Group) in respect of the Registration Statement and Prospectus in connection with the Initial Public Offering, Holders of Registrable Securities whose Registrable Securities are covered by a Registration Statement or Prospectus, the officers, directors, employees and agents of each of them, each Person who controls any of them (within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act) and the officers, directors, employees and agents of each such controlling Person (each, a "Registration Indemnitee"), from and against any and all Indemnifiable Losses arising out of or based upon any untrue statement or alleged untrue statement of a material fact contained in such Registration Statement or Prospectus, or in any amendment or supplement thereto or in any preliminary prospectus, or arising out of or based upon any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as the same is based on written information furnished to IBC by or on behalf of any Registration Indemnitee specifically for inclusion therein; provided, however, that IBC shall not be liable to any such Registration Indemnitee to the extent that any such Indemnifiable Losses arise out of or are based upon an untrue statement or alleged untrue statement or omission or alleged omission made in any preliminary prospectus if (i) having previously been furnished by or on behalf of IBC with copies of the Prospectus, such Registration Indemnitee (or any underwriter for such Registration Indemnitee) failed to send or deliver a copy of the Prospectus with or prior to the delivery of written confirmation of the sale of Registrable Securities by such Registration Indemnitee to the Person asserting the claim from which such Indemnifiable Losses arise and (ii) the Prospectus would have corrected in all material respects such untrue statement or alleged untrue statement or such omission or alleged omission; and provided further that IBC shall not be liable in any such case to the extent that any such Indemnifiable Losses arise out of or are based upon an untrue statement or alleged untrue statement or omission or alleged omission in the Prospectus, if (x) such untrue statement or alleged untrue statement, omission or alleged omission is corrected in all material respects in an amendment or supplement to the Prospectus and (y) having previously been furnished by or on behalf of IBC with copies of the Prospectus as so amended or supplemented, such Registration Indemnitee (or any underwriter for such Registration Indemnitee) thereafter fails to deliver such Prospectus as so amended or supplemented, prior to or concurrently with the sale of Registrable Securities. This indemnity agreement will be in addition to any liability that IBC may otherwise have.

                  (b) In connection with any Registration Statement in which a Holder is participating, such Holder shall furnish to IBC in writing such information as IBC reasonably requests in connection with such Registration Statement or the related Prospectus and shall indemnify and hold harm less, to the full extent permitted by law, IBC, its officers, directors, employees and agents, each Person who controls IBC (within the meaning of Section 15 of the

Securities Act or Section 20 of the Exchange Act) and the officers, directors, employees or agents of such controlling Persons, to the same extent as the foregoing indemnity from IBC to each Registration Indemnitee described in
Section 9.02(a), but only with reference to written information relating to such Holder furnished to IBC by or on behalf of such Holder specifically for inclusion in the documents referred to in the foregoing indemnity. This indemnity agreement will be in addition to any liability which any Holder may otherwise have.

                  SECTION 9.03. Limitations on Indemnification Obligations. The amount that any party (an "Indemnifying Party") is or may be required to pay to any other Person (an "Indemnitee") pursuant to Section 9.01 or 9.02, as applicable, shall be reduced (retroactively or prospectively) by any Insurance Proceeds or other amounts actually recovered by or on behalf of such Indemnitee in respect of the relevant Indemnifiable Loss. If an Indemnitee shall have received the payment required by this Agreement from an Indemnifying Party in respect of an Indemnifiable Loss and shall subsequently receive Insurance Proceeds or other amounts in respect of such Indemnifiable Loss, then such Indemnitee shall pay to such Indemnifying Party an amount equal to the difference between (a) the sum of the amount of such Insurance Proceeds and other amounts actually received by or on behalf of such Indemnitee in respect of the relevant Indemnifiable Loss and (b) the amount of such Indemnifiable Loss.

                  SECTION 9.04. Procedures for Indemnification. (a) Third Party Claims. If a claim or demand is made against an Indemnitee by any Person who is not a party to this Agreement (a "Third Party Claim") as to which such Indemnitee is entitled to indemnification pursuant to this Agreement, such Indemnitee shall notify the Indemnifying Party in writing, and in reasonable detail, of the Third Party Claim promptly (and in any event within 10 Business
Days) after receipt by such Indemnitee of written notice of the Third Party Claim; provided, however, that failure to give such notification shall not affect the indemnification provided hereunder except to the extent the Indemnifying Party shall have been actually prejudiced as a result of such failure (except that the Indemnifying Party shall not be liable for any expenses incurred during the period in which the Indemnitee failed to give such notice). Thereafter, the Indemnitee shall deliver to the Indemnifying Party, promptly (and in any event within 10 business days) after the Indemnitee's receipt thereof, copies of all notices and documents (including court papers) received by the Indemnitee relating to the Third Party Claim.

                  If a Third Party Claim is made against an Indemnitee, the Indemnifying Party shall be entitled to participate in the defense thereof and, if it so chooses and acknowledges in writing its obligation to indemnify the Indemnitee therefor, to assume the defense thereof with counsel selected by the Indemnifying Party, provided that such counsel is not reasonably objected to by the Indemnitee. Should the Indemnifying Party so elect to assume the defense of a Third Party Claim, the Indemnifying Party shall not be liable to the Indemnitee for legal or other expenses subsequently incurred by the Indemnitee in connection with the defense thereof. If the Indemnifying Party assumes such defense, the Indemnitee shall have the right to participate in the defense thereof and to employ counsel, at its own expense, separate from the counsel employed by the Indemnifying Party, it being understood that the Indemnifying Party shall control such defense. The Indemnifying Party shall be liable for the reasonable fees and expenses of counsel employed by the Indemnitee for any period during which the Indemnifying Party has failed to assume the defense thereof (other than during the period prior to the time the Indemnitee shall have given notice of the Third Party Claim as provided above). If the Indemnifying Party so elects to assume the defense of any Third Party Claim, all the Indemnitees shall cooperate with the Indemnifying Party in the defense or prosecution thereof.

                  If the Indemnifying Party acknowledges in writing responsibility for a Third Party Claim, then in no event shall the Indemnitee admit any liability with respect to, or settle, compromise or discharge, such Third Party Claim without the Indemnifying Party's prior written consent; provided, however, that the Indemnitee shall have the right to settle, compromise or discharge such Third Party Claim without the consent of the Indemnifying Party if the Indemnitee releases the Indemnifying Party from its indemnification obligation hereunder with respect to such Third Party Claim and such settlement, compromise or discharge would not otherwise adversely affect the Indemnifying Party. If the Indemnifying Party acknowledges in writing responsibility for a Third Party Claim, the Indemnitee shall agree to any settlement, compromise or discharge of a Third Party Claim that the Indemnifying Party may recommend and that by its terms obligates the Indemnifying Party to pay the full amount of the liability in connection with such Third Party Claim and releases the Indemnitee completely in connection with such Third Party Claim and that would not otherwise adversely affect the Indemnitee; provided, however, that the Indemnitee may refuse to agree to any such settlement, compromise or discharge if the Indemnitee agrees that the Indemnifying Party's indemnification obligation hereunder with respect to such Third Party Claim shall not exceed the difference between (i) the amount that would be required to be paid by or on behalf of the Indemnifying Party in connection with such settlement, compromise or discharge and (ii) the amount actually paid by or on behalf of the Indemnifying Party in connection with the settlement, compromise or discharge of such Third Party Claim.

                  Notwithstanding the foregoing, the Indemnifying Party shall not be entitled to assume the defense of any Third Party Claim (and shall be liable for the fees and expenses of counsel incurred by the Indemnitee in defending such Third Party Claim) if the Third Party Claim seeks an order, injunction or other equitable relief or relief for other than money damages against the Indemnitee which the Indemnitee reasonably determines, after conferring with its counsel, cannot be separated from any related claim for money damages. If such equitable relief or other relief portion of the Third Party Claim can be so separated from that for money damages, the Indemnifying Party shall be entitled to assume the defense of the portion relating to money damages.

                  SECTION 9.05. Indemnification Payments. Indemnification required by this Article IX shall be made by periodic payments of the amount thereof during the course of the investigation or defense, as and when bills are received or loss, liability, claim, damage or expense is incurred.

                  SECTION 9.06. Other Adjustments. (a) The amount of any Indemnifiable Loss shall be (i) increased to take into account any net Tax cost actually incurred by the Indemnitee arising from any payments received from the Indemnifying Party (grossed up for such increase) and (ii) reduced to take account of any net Tax benefit actually realized by the Indemnitee arising from the incurrence or payment of any such Indemnifiable Loss. In computing the amount of such Tax cost or Tax benefit, the Indemnitee shall be deemed to recognize all other items of income, gain, loss, deduction or credit before recognizing any item arising from the receipt of any payment with respect to an Indemnifiable Loss or the incurrence or payment of any Indemnifiable Loss.

                  (b) In addition to any adjustments required pursuant to
Section 9.04 or Section 9.06(a), if the amount of any Indemnifiable Loss shall, at any time subsequent to the payment required by this Agreement, be reduced by recovery, settlement or otherwise, the amount of such reduction, less (i) any expenses incurred in connection therewith and (ii) any Tax imposed thereon (determined after taking into account any Tax benefit arising from the repayment provided for in this Section 9.06(b)), shall promptly be repaid by the Indemnitee to the Indemnifying Party, up to the aggregate amount of any payments received from such Indemnifying Party pursuant to this Agreement in respect of such Indemnifiable Loss.


                                    ARTICLE X

                               Tax Indemnification

                  SECTION 10.01. Intercompany Transfers of Property and Services. (a) Any sales or use tax arising from or imposed upon the transfer of property or services by CBS or any of its Subsidiaries (other than IBC and its Subsidiaries) to IBC or any of its Subsidiaries, or by IBC or any of its Subsidiaries to CBS or any of its Subsidiaries (other than IBC and its Subsidiaries), after the consummation of the Initial Public Offering shall be the liability of the company receiving such property or services.

                  (b) Any payroll tax attributable to 1998 that arises from the employment by IBC after the consummation of the Initial Public Offering of individuals who performed services for IBC or any of its Subsidiaries during 1998 shall be the liability of IBC.

                  SECTION 10.02. Special Procedures Regarding Tax Claims. (a) Any claims for indemnification arising under Section 10.01 are hereinafter referred to as "Tax Claims".

                  (b) Section 4 of the Tax Sharing Agreement shall govern all Tax controversies with respect to all Tax Claims, notwithstanding any inconsistency between any of the provisions of this Agreement and Section 4 of the Tax Sharing Agreement. Further, Sections 8(p) and 9 of the Tax Sharing Agreement shall govern the meaning, interpretation, application or enforceability of any of the provisions of this Agreement with respect to Tax Claims, notwithstanding any inconsistency between any of the provisions of this Agreement and Sections 8(p) and 9 of the Tax Sharing Agreement.

                  (c) Indemnification required by this Article X shall be made within 24 hours of receipt of a written request from an indemnifiable party. Such indemnifiable party shall attach to such written request documentation in support of such Tax Claim.

                  (d) The amount of any indemnification payment in respect of any Tax Claim shall be (i) increased to take account of any net Tax cost actually incurred by the Indemnitee arising from any indemnification payments received from the Indemnifying Party (grossed up for such increase) and (ii) reduced to take account of any immediate net Tax benefit actually realized by the Indemnitee arising from the incurrence or payment of any such indemnification payment. In computing the amount of such Tax cost or Tax benefit, the Indemnitee shall be deemed to recognize all other items of income, gain, loss, deduction or credit before recognizing any item arising from the receipt of any indemnification payment in respect of any Tax Claim or the incurrence or payment of any indemnification payment in respect of any Tax Claim.

                  (e) If the amount of any indemnification claim in respect of any Tax Claim shall, at any time subsequent to the payment required by this Agreement, be reduced by recovery, settlement or otherwise, the amount of such reduction, less any expenses incurred in connection therewith, shall promptly be repaid by the Indemnitee to the Indemnifying Party, up to the aggregate amount of any indemnification payments received from such Indemnifying Party pursuant to this Agreement in respect of any Tax Claim.

                  SECTION 10.03. Tax-Free Spin-Off. Prior to a Tax-Free Spin-Off, CBS shall amend, or shall cause CBS Broadcasting or any other member of the CBS Affiliated Group that owns Class B Common Stock to amend, the Restated Certificate of Incorporation of IBC to provide for the automatic conversion of shares of Class B Common Stock into shares of Class A Common Stock at a specified time following the Tax-Free Spin-Off, if CBS determines, in its sole discretion, that such conversion would be consistent with qualification of the transaction as a Tax-Free Spin-Off.


                                   ARTICLE XI

                                Term of Agreement

                  SECTION 11.01. Termination. (a) Except as otherwise provided in this Article XI or as otherwise agreed to in writing by the parties hereto, this Agreement shall be subject to termination by either CBS or IBC, upon six months' prior written notice, after the Trigger Date.

                  (b) CBS may terminate any CBS Service at any time if IBC shall have failed to perform any of its material obligations under this Agreement relating to any such CBS Service, provided that CBS has notified IBC in writing of such failure and such failure shall have continued for a period of 60 days after receipt by IBC of notice of such failure.

                  (c) IBC may terminate any IBC Service at any time if CBS shall have failed to perform any of its material obligations under this Agreement relating to any such IBC Service, provided that IBC has notified CBS in writing of such failure and such failure shall have continued for a period of 60 days after receipt by CBS of notice of such failure.

                  SECTION 11.02. Effect of Termination. (a) Other than as required by law, upon termination of any Service pursuant to Section 11.01, and upon termination of this Agreement in accordance with its terms, CBS or IBC, as applicable, will have no further obligation to provide the terminated Service (or any Service, in the case of termination of this Agreement) and IBC or CBS, as applicable, shall have no obligation to pay any costs relating to such Services or make any other payments hereunder, provided that notwithstanding any such termination (i) IBC and/or CBS, as applicable, shall remain liable to CBS and/or IBC, as applicable, for costs owed and payable in respect of Services provided prior to the effective date of such termination or any costs attributable to, arising out of or in connection with such termination (including severance costs, long-term lease obligations and rent) and (ii) CBS and/or IBC, as applicable, shall continue to charge IBC and/or CBS, as applicable, for administrative and program costs relating to benefits provided after but incurred prior to the termination of any Service and other services required to be provided after the termination of such Service and IBC and/or CBS, as applicable, shall be obligated to pay such costs in accordance with the terms of this Agreement.

                  (b) Following termination of any Service under this Agreement, CBS and IBC agree to cooperate in providing for an orderly transition of such Service to IBC or CBS, as applicable, or to a successor service provider. Without limiting the foregoing, (i) CBS agrees to provide to IBC, within 90 days of the termination of all CBS Services in respect of any Transferring Employees participating in CBS Benefit Plans, and (ii) IBC agrees to provide to CBS, within 90 days of the termination of all IBC Services in respect of any CBS Employees participating in IBC Benefit Plans, copies in a format designated by CBS or IBC, as applicable, of all records relating directly or indirectly to benefit determinations of the IBC Affiliated Group, including compensation and service records or records required to be maintained by law and (iii) CBS and IBC shall work with the other party in developing a reasonable transition schedule with respect thereto.

                  SECTION 11.03. Survival of Termination. Notwithstanding any provisions in this Agreement to the contrary, any obligations of or covenants and agreements made by each of CBS and IBC under this Article XI and Articles V, VI, VIII, IX and X and Sections 3.03 and 7.04 shall survive (i) the sale or other transfer by either of them of any assets or businesses or the assignment by either of them of any Liabilities, with respect to any Indemnifiable Loss of any Indemnitee related to such assets, businesses or Liabilities and (ii) the termination of this Agreement, and shall continue in full force and effect (subject to the terms of such provisions).


                                   ARTICLE XII

                                  Miscellaneous

                  SECTION 12.01. Complete Agreement; Construction. This Agreement, including the Exhibits and Schedules, and the Ancillary Agreements shall constitute the entire agreement between the parties with respect to the subject matter hereof and shall supersede all previous negotiations, commitments and writings with respect to such subject matter. In the event of any inconsistency between this Agreement and any Exhibit or Schedule hereto, such Exhibit or Schedule shall prevail. Notwithstanding any other provisions in this Agreement to the contrary, in the event and to the extent that there shall be a conflict between the provisions of this Agreement and the provisions of any Ancillary Agreement, such Ancillary Agreement shall control.

                  SECTION 12.02. Ancillary Agreements. This Agreement is not intended to address, and should not be interpreted to address, the matters specifically and expressly covered by the Ancillary Agreements. In the event of any inconsistency between this Agreement and any Ancillary Agreement, the terms of such Ancillary Agreement shall govern.

                  SECTION 12.03. Counterparts. This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement, and shall become effective when one or more such counterparts have been signed by each of the parties and delivered to the other parties.

                  SECTION 12.04. Notices. All notices and other communications hereunder shall be in writing and hand delivered or mailed by registered or certified mail (return receipt requested) or sent by any means of electronic message transmission with delivery confirmed (by voice or otherwise) to the parties at the following addresses (or at such other addresses for a party as shall be specified by like notice) and shall be deemed given on the date on which such notice is received:

                  To IBC:

                           40 West 57th Street
                           New York, NY 10019

                           Attention:  Farid Suleman
                                       Executive Vice President,
                                       Chief Financial Officer,
                                       Treasurer and Secretary

                           Telephone:  (212) 314-9215
                           Facsimile:  (212) 314-9336

                  To CBS:

                           51 West 52nd Street
                           New York, NY 10019

                           Attention:  Louis J. Briskman, Esq.
                                       Executive Vice President
                                       and General Counsel

                           Telephone:  (212) 975-4915
                           Facsimile:  (212) 597-4031

                  SECTION 12.05. Waivers. The failure of either party to require strict performance by the other party of any provision in this Agreement shall not waive or diminish that party's right to demand strict performance thereafter of that or any other provision hereof.

                  SECTION 12.06. Amendments. This Agreement may not be modified or amended except by an agreement in writing signed by the parties.

                  SECTION 12.07. Assignment. This Agreement shall be assignable, other than as provided in paragraph (u) of Article VI, in whole in connection with a merger or consolidation or the sale of all or substantially all the assets of a party hereto so long as the resulting, surviving or transferee entity assumes all the obligations of the relevant party hereto by operation of law or pursuant to an agreement in form and substance reasonably satisfactory to the other party to this Agreement. Otherwise this Agreement shall not be assignable, in whole or in part, directly or indirectly, by any party hereto without the prior written consent of the others, and any attempt to assign any rights or obligations arising under this Agreement without such consent shall be void.

                  SECTION 12.08. Successors and Assigns. The provisions of this Agreement shall be binding upon, inure to the benefit of and be enforceable by the parties and their respective permitted successors and permitted assigns.

                  SECTION 12.09. Subsidiaries. Each of the parties hereto shall cause to be performed, and hereby guarantees the performance of, all actions, agreements, covenants and obligations set forth herein to be performed by any Subsidiary of such party or by any entity that is contemplated to be a Subsidiary of such party on and after the Effective Date.

                  SECTION 12.10. Third Party Beneficiaries. Except as provided in Article IX relating to Indemnitees, this Agreement is solely for the benefit of the parties hereto and their respective Subsidiaries and affiliates and should not be deemed to confer upon or entitle any third party, including employees of CBS or IBC (other than as provided in Sections 9.01(a) and (b)), any remedy, claim, liability, benefit, reimbursement, compensation, claim of action or otherwise establish or create any rights on the part of such third party in excess of those existing without reference to this Agreement. Nothing in this Agreement is intended to restrict or limit CBS or IBC, as applicable, in the exercise of its rights or the fulfillment of its duties as a plan sponsor.

                  SECTION 12.11. Attorney Fees. A party in breach of this Agreement shall, on demand, indemnify and hold harmless the other party hereto for and against all out-of-pocket expenses, including, without limitation, legal fees, incurred by such other party by reason of the enforcement and protection of its rights under this Agreement. The payment of such expenses is in addition to any other relief to which such other party may be entitled hereunder or otherwise.

                  SECTION 12.12. Title and Headings. Titles and headings to section herein are inserted for the convenience of reference only and are not intended to be a part of or to affect the meaning or interpretation of this Agreement.

                  SECTION 12.13. Schedules and Exhibits. The Schedules and Exhibits shall be construed with and as an integral part of this Agreement to the same extent as if the same had been set forth verbatim herein.

                  SECTION 12.14. Specific Performance. Each of the parties hereto acknowledges that there is no adequate remedy at law for failure by such parties to comply with the provisions of this Agreement and that such failure would cause immediate harm that would not be adequately compensable in damages, and therefore agree that their agreements contained herein may be specifically enforced without the requirement of posting a bond or other security, in addition to all other remedies available to the parties hereto under this Agreement.

                  SECTION 12.15. GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO CONTRACTS EXECUTED IN AND TO BE PERFORMED IN THAT STATE.

                  SECTION 12.16. Consent to Jurisdiction. Each of the parties hereto irrevocably submits to the exclusive jurisdiction of (a) the Supreme Court of the State of New York, New York County, and (b) the United States District Court for the Southern District of New York, for the purposes of any suit, action or other proceeding arising out of this Agreement or any transaction contemplated hereby. Each of the parties agrees to commence any action, suit or proceeding relating hereto either in the United States District Court for the Southern District of New York or if such suit, action or other proceeding may not be brought in such court for jurisdictional reasons, in the Supreme Court of the State of New York, New York County. Each of the parties further agrees that service of any process, summons, notice or document by United States registered mail to such party's respective address set forth above shall be effective service of process for any action, suit or proceeding in New York with respect to any matters to which it has submitted to jurisdiction in this Section 12.16. Each of the parties irrevocably and unconditionally waives any objection to the laying of venue of any action, suit or preceding arising out of this Agreement or the transaction contemplated hereby in (i) the Supreme Court of the State of New York, New York County, or (ii) the United States District Court for the Southern District of New York, and hereby further irrevocably and unconditionally waives and agrees not to plead or claim in any such court that any such action, suit or proceeding brought in any such court has been brought in an inconvenient forum.

                  SECTION 12.17. Severability. In the event any on or more of the provisions contained in this Agreement should be held invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein and therein shall not in any way be affected or impaired thereby. The parties shall endeavor in good-faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions, the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.

                  IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed as of the day and year first above written.


                                      CBS CORPORATION,

                                        by  ________________________________
                                            Name:
                                            Title:


                                      INFINITY BROADCASTING
                                      CORPORATION,

                                        by  ________________________________
                                            Name:
                                            Title: